UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

Amendment No. 2

GENERAL FORM FOR REGISTRATION OF SECURITIES

UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

STL Marketing Group, Inc.

(Exact Name of Registrant as specified in its charter)

Colorado	20-4387296
(State of Incorporation)	(IRS Employer ID No.)

10 Boulder Crescent, Suite 102,

Colorado Springs, CO

80903

(Address of principal executive offices)

(719) 219-5797

(Registrant’s telephone number, including area code)

Securities to be Registered Under Section 12(b) of the Act: None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock, $0.001 Par Value

(Title of each class to be so registered)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non Non-accelerated filer	[ ]	Smaller reporting Company	[X]

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EXPLANATORY NOTE

You should rely only on the information contained in this registration statement or in a document referenced herein. We have not authorized anyone to provide you with any other information.

As used in this registration statement, unless the context otherwise requires, the terms the “Company,” “our Company,” “we,” “us,” “our,” or “STLK,” refer to STLK Marketing Group, Inc., a Colorado corporation and its subsidiaries, Versant Corporation, a Delaware corporation., Energia Renovable Versant SRL, a Costa Rican Corporation and VTRES Bache SRL, a Costa Rican corporation that handle operations in Costa Rica.

FORWARD-LOOKING STATEMENTS

Except for statements of historical fact, this registration statement contains “forward-looking statements. ” You can identify these forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would” and similar words. These forward-looking statements express our future expectations and contain projections of our future results of operations and financial position. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control that may cause our actual results and achievements to differ materially from the expectations we describe in our forward-looking statements. The occurrence of any such events could have a material adverse effect on our business, results of operations, financial position, market growth, services, products and licenses. See “Risk Factors” section of this registration statement. Further, since our common stock is considered a “penny stock,” we are ineligible to rely on the safe harbor for forward-looking statements provided in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

When this registration statement becomes effective, we will begin to file periodic reports, proxy statements, information statements and other documents with the United States Securities and Exchange Commission (the “SEC”). You may read and copy this information, for a copying fee, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. More information on the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings will also be available to the public from commercial document retrieval services, and at the web site maintained by the SEC at http://www.sec.gov.

Our Internet website address is http://www.STLMarketingGroup.com. Information contained in our website does not constitute a part of this registration statement. When this registration statement becomes effective, we will make available, through a link to the SEC’s web site, electronic copies of the materials we file with the SEC (including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, the Section 16 reports filed by our executive officers, directors and 10% stockholders, and amendments to those reports). To receive paper copies of our SEC filings, please contact us by mail at Investor Relations, STL Marketing Group, Inc., 10 Boulder Crescent, Suite 102, Colorado Springs, CO 80903, by email at info@v3rsant.com,or by calling us at (719) 219-5797.

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ITEM 1. BUSINESS.

General Information

Our business address is 10 Boulder Crescent, Suite 102, Colorado Springs, CO 80903. Our telephone number is (719) 219-5797 and our Internet website address is www.StlMarketingGroup.com. The information contained in, or that can be accessed through, our website is not part of this registration statement.

History

STL Marketing Group, Inc. (the “Company,” “our Company,” “we,” “us,” “our,” or “STLK,” was incorporated under the laws of the State of Colorado on February 16, 1999 under the original name of Fountain Colony Ventures, Inc. Fountain Colony Ventures, Inc. changed its name to SGT Ventures, Inc. in March 2006. In June 2006, SGT Ventures, Inc. changed its name to Stronghold Industries, Inc.. On October 30, 2007, Stronghold Industries, Inc. entered into a share purchase and exchange agreement with Image Worldwide, Inc. The Company name was officially changed with the Secretary of State to Image Worldwide, Inc. (“Image Worldwide”) on November 21, 2007. In 2008, Image Worldwide concentrated its business activities on helping clients create, market and promote their brands and image in print, online and at live events. Image Worldwide entered into a share exchange agreement with St. Louis Packaging Inc. on January 31, 2009. In April 2009, the Company changed its name to STL Marketing Group, Inc. On December 1, 2009, the Company sold majority of the STL Brands to Alliance Creative Group, Inc. In March of 2011, the Company entered into a distribution agreement with United Fuel Savers and purchased land in Texas for a potential business opportunity. On October 15th, 2012, the Company agreed to merge with Versant Corporation. On February 4,  2013 the Company entered into a share exchange agreement with Versant whereby Versant became the Company’s wholly owned operating subsidiary. The transaction is being accounted for as a reverse merger. Accordingly, the historical financial information going forward will be that of Versant Corporation and subsidiaries.

This is the current corporate organization:

STL Marketing Group, Inc. has been trading on the OTC Market Pink Sheets under the symbol ’STLK’ since April 2009.

OVERVIEW OF OUR BUSINESS

STL Marketing Group, Inc. (OTC: STLK), (the “Company”) is a Colorado corporation seeking to provide wind energy to the Costa Rican government from a wind power generation plant the Company intends to build and operate  pursuant to a PPA (as defined below) which the Company expects to execute in 2014. The Company has two wholly owned subsidiaries in Costa Rica that handle the development of the business and are expected to operate the power generation plant within the country. Energia Renovable Versant SRL (“ERV”) is a 100% owned subsidiary and is used as a holding company for potential future operating companies. ERV intends to consolidate common tasks for the operating companies in Costa Rica. VTRES BACHE SRL (“VTRES”) is 100% owned by ERV. VTRES is the legal entity that will operate the first proposed wind farm (“BACHE”) on the site known as “Personna” in Costa Rica. BACHE, located on Personna, is approximately 20 km due east of La Cruz, Costa Rica just north of Route 4 and approximately 10 km due south of the Nicaraguan border. These entities would then be managed by the Costa Rican holding company ERV.

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Under its exclusive, long term land arrangement, the  Company is seeking to develop BACHE, its first field of 37.5 MW on 270 hectares, on the site known as “Personna”. It has also received up to three (3) hectares for the substation site/ facilities.

Energy Market in Costa Rica

Costa Rica is in need of inexpensive energy sources, as it does not possess any petroleum or coal and its natural gas reserves are, as of yet, largely untapped. As a result of this lack of petroleum, Costa Rica has had to develop new sources of renewable energy. As stated in the article, Environmental Entrepreneurs Update June 28, 2007, President Aims for Carbon Neutrality, Costa Rica already uses hydroelectric and geo thermal methods and, in 2007, set 2021 as the year it becomes carbon neutral. According to The Delhi Planet, Being Carbon Neutral- What It Means And Whats Being Done, July 16, 2018 , “In 2004 itself , 46.7% of Costa Rica’s primary energy came from renewable sources, while 94% of its electricity was generated from hydroelectric power, wind farms and geothermal energy in 2006. In fact Costa Rica is so pro-active about being carbon neutral that there is a 3.5% tax on gasoline in the country which is used for payments to compensate landowners for growing trees and protecting forests .”

Based on the experience of our Chairman as the previous Chief Executive Officer and Chairman of Grupo ICE, Costa Rica’s predominant electric generator and biggest distributor of electricity, the Company believes, that as much as 90% of the country’s hydroelectric facilities are reaching their useful life (50 years) and will need replacement or major maintenance. We believe this will place a serious burden on the country’s electric providers, as it will take much needed infrastructure investment away from new developments. This is already taking place, placing a greater emphasis and strain on the country’s petroleum-based 200 MW facility (“Garabito”).

Based on Grupo ICE’s public reports and our Chairman’s knowledge we believe that Costa Rica is 8-10 years behind in developing the necessary electrical infrastructure to maintain pace with its needs. We believe the largest State Owned Enterprise in electricity generates about $1 billion per year in revenue, however, over the past few decades, funds have been diverted to other governmental priorities. This has left the electrical development unfunded and the electrical projects are large, cumbersome and time consuming. We believe this infrastructure delay is based on the projected investment requirement of $10 billion for electric generation alone over the next decade. According to the Business Wire article titled Fitch Affirms Instituto Costarricense de Electridad’s Ratings at BB+; Outlook Stable, The Instituto Costarricense de Electricidad (“ICE”) is the largest power generator and electric distribution utility company in the country. ICE’s role is to develop, operate and ensure that telecommunications and electric service and distribution are provided to the Country. ICE is a State Owned Enterprise.

We believe ICE’s current legal framework allows it to invest about $850 million per year for its core businesses (based on current revenues). This means that about $350 million per year is allocated for electric generation (the remainder is split between electrical distribution- $150 million- and telecommunications- $350 million). We believe this leaves the government with an approximate, and very conservative, shortfall of $5 billion for electric generation in the next decade ($10 billion in required investment, less $350 million in electric generation plus $150 in electrical distribution times 10 years, equals a $5 billion shortfall).

Over the past 6 months, numerous complaints by the Costa Rican public have been made and the newspapers have covered the alarming rate hikes Grupo ICE has instituted as a result of the very high use of its main 200 MW thermic facility, Garabito. Garabito is used primarily in the summer months when the rains stop. Garabito uses petroleum based fuel and runs continuously as a result of the lack of water and alternative energy production like wind. According to the article “Tarifa electrica impacta competitividad” dated March 26, 2013 in La Republica, one of the major newspapers in Costa Rica, electric rates have risen 50-60% since 2007.

Legal / Regulatory Framework

The situation related to the state of the energy market in Costa Rica has highlighted to the public the limited existing legal framework that allows the private generation and sale of electricity. As a result, there has been a lot of discussion in the legislature on how to expand and strengthen private rights/ participation in the electric generation space. Currently, new laws are expected to improve the current legal framework in favor of private enterprise. However, these new laws are not expected for a few more years. Our business plan currently utilizes existing legislation and any future improvements would be a welcome benefit. We cannot guarantee that any such future improvements will ever take place.

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The current legal framework allows a few options to generate electric power. Law 7200 / 7508 controls the provision of concessions for private enterprises and specifically delineates the process by which any private enterprise receives, operates and commercializes its concession. This law is applicable to limited capacity facilities selling to ICE in amounts less than 20 MW. Law 8345 specifically grants Costa Rican cooperatives the right to generate power and specifies other rights like the “right of way” and the power to appropriate via “eminent domain”. There are various cooperatives in the country charged with generation of power and, in some cases, other public services like street lighting, waste removal and sewage. These cooperatives bill their constituents directly, and as a group, handle half (50%) of the electrical distribution in the country with the other 50% is handled by ICE. The bylaws (as passed in Congress in Costa Rica), for these cooperatives, allow them to enter into agreements with private entities to develop their services. They do not need further legislative approval or bidding to enter into these agreements, so long as Costa Rican ownership levels are within the law (35%), that no Costa Rican government funds are used in the development, and that “a clear benefit is provided by entering into these arrangements” as stated in Law 8345 regarding when a cooperative may enter into a partnership.

Similar laws are established for the Public Service companies- “Fuerza y Luz” (an ICE subsidiary), JASEC (“Cartago”) and ESPH (“Heredia”). These entities have their own legal framework. All are allowed private partnerships to generate electricity and all have the credit rating of the Costa Rican government (B+).

Off-Taker/Distribution

An Off-Taker is a buyer of a resource to purchase/sell portions of a producer's future production. An Off-Taker agreement, or power purchase agreement (“PPA”), is normally negotiated prior to the construction of a facility such as our proposed wind farm in order to secure a market for the future output of the facility. On December 21st, 2012, the Company received a Letter of Interest from the Compañia Nacional de Fuerza y Luz (“CNFL” or the “Off-Taker”). CNFL is a private company 98% owned by Grupo ICE. Its market is “el valle central” or Central Valley, the area of San Jose and its environs. According to a public article published in Costa Rica, “El Potgam a la luz del censo 2011”, Central Valley is the largest market in the country with approximately 2 million customers in its general area.

The Company has negotiated key terms and conditions of a proposed PPA with CNFL. As a result of these negotiations, that include the potential price and term, the Company has tendered an official offer on April 16th, 2013. The parties have agreed in principle to a price (net of taxes) of $0.083/ kWh and a term of twenty-five years. The price of electricity for wind, as many other services, is regulated by ARESEP and the price is on the lower edge of the accepted pricing range in Costa Rica. Based on current information from the potential buyer, they expect to complete their internal process and intend to execute the PPA in 2014 . There is no guarantee that the Off-Taker will execute the PPA now or in the future. In the event that the Off-Taker does not execute the PPA , there is no guarantee that the Company will be able to secure another Off-Taker on similar terms or at all. Should the Company not be able to secure another Off-Taker it would have material adverse effect on our business and may cause us to cease operations entirely.

Interconnection

Per the terms of our offer, CNFL intends to collect their electricity “at site” which means that they would be ensuring the interconnection and transport of the electricity generated by our wind farm to their substation. In our opinion this could greatly reduce our risk, as CNFL is an entity that has, as ICE’s subsidiary, full control and rights to the high-tension transmission lines of Costa Rica. ICE is the exclusive agent for high-tension lines including access to this network. This high-tension network is how electricity is delivered to CNFL’s grid and from there to its customers.

The substation, the area where the Company intends to connect to the high transmission lines to transport the electricity is less than 300 meters from the Sistema de Interconexion Electricapara America Central or Central American Electrical Interconnection System (“SIEPAC”). SIEPAC is a planned interconnection of the power grids of six Central American nations. Central America, where few electrical interconnections currently exist, and those that do are often old and unreliable, has been discussing plans to link the region’s electricity grids since 1987. The proposed project entails the construction of transmission lines connecting 37 million consumers in Panama, Costa Rica, Honduras, Nicaragua, El Salvador, and Guatemala. It is not clear if Belize, which buys much of its power from Mexico, will also be included. SIEPAC would cost about US$320 million without the interconnections with Mexico (US$40m), Belize (US$30m) and Panama (US$200m) and, back in 2003, was scheduled for completion in 2006. More recently, it has been estimated it would be completed in 2009. As of April 2013, all but about 20 km in southern Costa Rica is operating. An “interconnection” is a power grid that operates at a synchronized frequency and is electrically tied together during normal system conditions. Synchronous grids with ample capacity facilitate electricity market trading across wide areas. We believe because our proximity to the substation is so close to the SIEPAC transmission line that it may be possible to avoid paying the SIEPAC interconnection line costs and that an interagency arrangement could be handled under CNFL/ ICE’s already existing agreements with SIEPAC. The Company and SIEPAC have entered into a non-binding letter of intent whereby SIEPAC intends to serve as an interconnection and will provide power generated the company’s proposed wind farm to customers across Costa Rica. Please see a copy of the Letter of Intent between the Company and SIEPAC filed as Exhibit 10.1 to the amended registration statement on Form 10. Filed on December 4, 2013.

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Wind Studies

Wind studies have been conducted on BACHE the site for the past several years. There are six active wind measurement towers on site, each 80 meters high, gradually built since 2007. In addition, there are two older towers of 50 meters high, which are out of service today, but have provided data along with neighboring for reference into the overall wind mapping conditions of the Region. These stations offer different height levels of measurements for five years. The compiled data will be used for the revised Annual Energy Production Report (as defined below).

The Company engaged and paid GL Garrad Hassan approximately $80,000 to evaluate and generate an annual Energy Production Report (“AEP Report”) with five different wind turbine generators (WTGs). According to our current AEP Report, the Company can generate approximately 135,000,000 kWh per year (P75). The Company has moved the site slightly to the north (approximately 5 km) to gain access to the interconnection lines. Other benefits of this land include:

●	Large enough to increase capacity (5,300 hectares of land).

●	The land is level and generally flat.

●	The SIEPAC regional (Central America) grid traverses through the property. This allows us to transport electricity to the power grid and to our final customers.

We have also commissioned a new AEP Report from Garrad Hassan for updated information. We have made a $20,000 payment to Garrad Hassan for the new AEP Report, and plan to pay the remaining $18,120 upon completion of certain amendments.

Competition

We face competition from other wind energy companies, renewable energy generators, and traditional energy companies in our bidding and signing for a long-term PPA with the government of Costa Rica. However, if we are successful in signing the PPA, we believe we will have no competition for the wind energy generated by our anticipated wind farm. This is not to say that Costa Rica does not have other wind farms or sources of renewable energy but rather that once the wind farm is completed, the sales will be guaranteed for the term of the PPA, which is currently proposed as twenty-five (25) years. If the PPA is signed, our proposed contract covers our entire production and the Off-Taker is committed to buying this electricity over the 25 year term. Additionally, each government utility in Costa Rica has exclusive territory to its client base by law.

The Company would not make any sales without the execution of the PPA. Should the PPA be canceled or otherwise terminated, it would have a material adverse effect on the Company and may force us to cease our business operations entirely.

Going Concern

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, we incurred a net operating loss in the years ended December 31, 2011 and 2012, and the three and nine months ended September 30, 2013, and have no revenues at this time. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, generate revenues, and continue to raise additional investment capital. No assurance can be given that the Company will be successful in these efforts. The lack of additional capital could force the Company to curtail or cease operations and would, therefore, have a material adverse effect on its business.

Employees

As of  December 5, 2013 the Company had 2 full-time employees and one full time consultant.

Reports to Security Holders.

1.	The Company will file with the SEC reports as required under the Exchange Act and comply with the requirements of the Exchange Act.

2.	The public may read and copy any materials the Company files with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

ITEM 1A. RISK FACTORS.

RISKS RELATED TO OUR BUSINESS

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A “GOING CONCERN.” ACCORDINGLY, THERE IS SIGNIFICANT DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

As of December 31, 2012, we had an accumulated deficit of $1,574,530.  A significant amount of capital will be necessary to advance the development of our projects to the point at which they will become commercially viable, and these conditions raise substantial doubt about our ability to continue as a going concern.

Our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements as of December 31, 2012. The Company estimates that is has sufficient capital for operations through the first quarter of the 2014 fiscal year. The Company plans to raise additional debt and/or equity financing to allow us the ability to cover our current cash flow requirements and meet our obligations as they become due. There can be no assurances that financing will be available or if available, that it will be under favorable terms. In the event that we are unable to generate adequate revenues to cover expenses and cannot obtain additional financing in the near future, we may need to cease operations or seek protection under bankruptcy laws. These financial statements do not include any adjustments that might result from the uncertainty as to whether we will continue as a “going concern”. Our ability to continue status as a “going concern” is dependent upon our generating cash flow sufficient to fund operations. If we continue incurring losses and fail to achieve profitability, we may have to cease our operations. Our business plan may not be successful in addressing these issues.

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WE HAVE GENERATED SUBSTANTIAL NET LOSSES AND NEGATIVE OPERATING CASH FLOWS SINCE OUR INCEPTION AND EXPECT TO CONTINUE TO DO SO AS WE BEGIN TO DEVELOP AND CONSTRUCT OUR FUTURE ENERGY PROJECTS.

We have generated substantial net losses and negative operating cash flows from operating activities since our operations commenced. We had accumulated losses of approximately $1,574,530 from our inception through December 31, 2012.

We expect that our net losses will continue and our cash used in operating activities will grow during the next several years, as compared with prior periods, as we increase our development activities. Energy projects, including wind farms, typically incur operating losses prior to commercial operation at which point the projects begin to generate positive operating cash flow. We also expect to incur additional costs, contributing to our losses and operating uses of cash, as we incur the incremental costs of operating as a fully reporting public company. Our costs may also increase due to factors such as higher than anticipated financing and other costs; increases in the costs of labor or materials; and major incidents or catastrophic events. If any of those factors occurs, our losses could increase significantly and the value of our common stock could decline. As a result, our net losses and accumulated deficit could increase significantly.

WE DO NOT HAVE SUFFICIENT CASH ON HAND. IF WE DO NOT GENERATE SUFFICIENT REVENUES FROM SALES, AMONG OTHER FACTORS, WE WILL BE UNABLE TO CONTINUE OUR OPERATIONS.

We estimate that within the next 12 months the Company will require a minimum of $10,000,000 to fund operations and develop the first wind park on site. Although we are seeking additional sources of debt or equity financing, there can be no assurances that we will be able to obtain any additional financing. We recognize that if we are unable to generate sufficient revenues or obtain debt or equity financing, we will not be able to earn profits and may not be able to continue operations.

There is limited history upon which to base any assumption as to the likelihood that we will prove to be successful, and we may not be able to generate enough operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will be adversely affected.

WE HAVE A LIMITED OPERATING HISTORY. IF WE ARE NOT SUCCESSFUL IN CONTINUING TO GROW THE BUSINESS, THEN WE MAY HAVE TO SCALE BACK OR EVEN CEASE ONGOING BUSINESS OPERATIONS.

We have no history of revenues from operations. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Operations will be subject to all the risks inherent in the establishment of a developing enterprise, such as difficulties in commercializing our wind energy power generation plant, and the uncertainties arising from the absence of a significant operating history. We may be unable to sign customer contracts or operate on a profitable basis. If the business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, BUSINESS OPERATIONS WILL BE HARMED, AND IF WE DO OBTAIN ADDITIONAL FINANCING THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

We anticipate that we will need to raise substantial capital estimated in the amount of $10,000,000 to fund the development of the wind park. Additional capital will be required to effectively support the operations and otherwise implement overall business strategy. We currently do not have any contracts or commitments for additional financing. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail and possibly cease operations. Any additional equity financing may involve substantial dilution to then existing shareholders.

THE LOSS OF ONE OR MORE MEMBERS OF OUR SENIOR MANAGEMENT OR KEY EMPLOYEES MAY ADVERSELY AFFECT OUR ABILITY TO IMPLEMENT OUR STRATEGY.

We depend on our experienced management team and the loss of one or more key executives could have a negative impact on our business. Our success depends to a significant extent upon the continued services of Mr. Jose P. Quiros, our Chief Executive Officer. The loss of the services of Mr. Quiros could have a material adverse effect on our growth, revenues, and prospective business. Mr. Quiros does have an employment agreement with the Company and does have “key person” life insurance policies covering him.

In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and company personnel having experience in the small wind turbine business. Competition for qualified individuals is intense. Additionally, because the wind industry is relatively new, there is a scarcity of top-quality employees with experience in the wind industry, including qualified technical personnel with significant experience in the design, development, manufacture and construction of wind power generation plants, and we may face challenges hiring and retaining these types of employees.

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We also depend on our ability to retain and motivate key employees and attract qualified new employees. There can be no assurance that we will be able to retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms. If we lose a member of the management team or a key employee, we may not be able to replace him or her. Integrating new employees into our management team and training new employees with no prior experience in the wind industry could prove disruptive to our operations, require a disproportionate amount of resources and management attention and ultimately prove unsuccessful. An inability to attract and retain sufficient technical and managerial personnel could limit or delay our development efforts, which could have a material adverse effect on our business, financial condition and results of operations.

WE NEED TO ESTABLISH AND MAINTAIN REQUIRED DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROLS OVER FINANCIAL REPORTING AND TO MEET THE PUBLIC REPORTING AND THE FINANCIAL REQUIREMENTS FOR OUR BUSINESS, WHICH WILL BE TIME CONSUMING FOR OUR MANAGEMENT.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Because we have limited resources, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and other disclosure controls and procedures. In addition, the attestation process by our independent registered public accounting firm is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm. If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, or our independent registered public accounting firm is unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

IF WE CANNOT EFFECTIVELY MANAGE OUR INTERNAL GROWTH, OUR POTENTIAL BUSINESS PROSPECTS, REVENUES AND PROFIT MARGINS MAY SUFFER.

If we fail to effectively manage our internal growth in a manner that minimizes strains on our resources, we could experience disruptions in our operations and ultimately be unable to generate revenues or profits. We expect that we will need to significantly expand our operations to successfully implement our business strategy. As we add manufacturing, marketing, sales and installation and build our infrastructure, we expect that our operating expenses and capital requirements will increase. To effectively manage our growth, we must continue to expend funds to improve our operational, financial and management controls and our reporting systems and procedures. In addition, we must effectively expand, train and manage our employee base. If we fail in our efforts to manage our internal growth, our prospects, revenue and profit margins may suffer.

THE PRODUCTION OF WIND ENERGY DEPENDS HEAVILY ON SUITABLE WIND CONDITIONS. IF WIND CONDITIONS ARE UNFAVORABLE OR BELOW OUR ESTIMATES, OUR ELECTRICITY PRODUCTION, AND THEREFORE OUR REVENUES, MAY BE SUBSTANTIALLY BELOW OUR EXPECTATIONS.

The electricity produced and revenues generated by a wind energy project depend heavily on wind conditions, which are variable and difficult to predict. Operating results for projects vary significantly from period to period depending on the wind resource during the periods in question. We base our decisions about which sites to develop in part on the findings of long-term wind and other meteorological studies conducted in the proposed area, which measure the wind’s speed, prevailing direction and seasonal variations. Actual wind conditions, however, may not conform to the measured data in these studies and may be affected by variations in weather patterns, including any potential impact of climate change. Therefore, the electricity generated by our projects may not meet our anticipated production levels or the rated capacity of the turbines located there, which could adversely affect our business, financial condition and results of operations. If the wind resources at a project are below the average level we expect, our rate of return for the project would be below our expectations and we would be adversely affected. Projections of wind resources also rely upon assumptions about turbine placement, interference between turbines and the effects of vegetation, land use and terrain, which involve uncertainty and require us to exercise considerable judgment. We or our consultants may make mistakes in conducting these wind and other meteorological studies. Any of these factors could cause us to develop sites that have less wind potential than we had expected, or to develop sites in ways that do not optimize their potential, which could cause the return on our investment in these projects to be lower than expected.

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If our wind energy assessments turn out to be wrong, our business could suffer a number of material adverse consequences, including:

●	our energy production and sales may be significantly lower than we predict;

●	any future hedging arrangements may be ineffective or more costly;

●	we may not produce sufficient energy to meet future commitments to sell electricity as a result, we may have to pay damages; and

●	our projects may not generate sufficient cash flow to make payments of principal and interest as they become due on any future project-related debt, and we may have difficulty obtaining financing for future projects.

NATURAL EVENTS MAY REDUCE ENERGY PRODUCTION BELOW OUR EXPECTATIONS.

A natural disaster, severe weather or an accident that damages or otherwise adversely affects any of our operations could have a material adverse effect on our business, financial condition and results of operations. Lightning strikes, icing, earthquakes, tornados, extreme wind, severe storms, wildfires and other unfavorable weather conditions or natural disasters could damage or require us to shut down our turbines or related equipment and facilities, impeding our ability to maintain and operate our facilities and decreasing electricity production levels and our revenues. Operational problems, such as degradation of turbine components due to wear or weather or capacity limitations on the electrical transmission network, can also affect the amount of energy we are able to deliver. Any of these events, to the extent not fully covered by insurance, could have a material adverse effect on our business, financial condition and results of operations.

OPERATIONAL PROBLEMS MAY REDUCE ENERGY PRODUCTION BELOW OUR EXPECTATIONS.

Spare parts for wind turbines and key pieces of electrical equipment may be hard to acquire or unavailable to us. Sources for some significant spare parts and other equipment are located outside of North America. If we were to experience a shortage of or inability to acquire critical spare parts, we could incur significant delays in returning facilities to full operation. In addition, we may not hold spare substation main transformers. These transformers are designed specifically for each wind energy project, and the current lead time to receive an order for this type of equipment is over eight months. If we had to replace any future substation main transformers, we could be unable to sell electricity from the affected wind energy project until a replacement is installed. That interruption to our business might not be fully covered by insurance.

WE FACE COMPETITION PRIMARILY FROM OTHER RENEWABLE ENERGY SOURCES AND, IN PARTICULAR, OTHER WIND ENERGY COMPANIES.

We believe our primary competitors are developers and operators focused on renewable energy generation, specifically wind energy companies. We will compete with other wind energy companies primarily for sites with good wind resources that can be built in a cost-effective manner. We will also compete for access to transmission or distribution networks. Because the wind energy industry in the United States is at an early stage, we will also compete with other wind energy developers for the limited pool of personnel with requisite industry knowledge and experience. Furthermore, in recent years, there have been times of increased demand for wind turbine related components, causing turbine suppliers to have difficulty meeting the demand. If these conditions return in the future, component manufacturers may give priority to other market participants, including our competitors, who may have resources greater than ours.

We compete with other renewable energy companies (and energy companies in general) for the financing needed to pursue our development plan. Once we have developed a project and put a project into operation, we may compete on price if we sell electricity into power markets at wholesale market prices. Depending on the regulatory framework and market dynamics of a region, we may also compete with other wind energy companies, as well other renewable energy generators, when we bid on or negotiate for a long-term PPA.

WE WILL ALSO COMPETE WITH TRADITIONAL ENERGY COMPANIES.

We will also compete with traditional energy companies. For example, depending on the regulatory framework and market dynamics of a region, we also compete with traditional electricity producers when we bid on or negotiate for a long-term PPA. Furthermore, technological progress in traditional forms of electricity generation (including technology that reduces or sequesters greenhouse gas emissions) or the discovery of large new deposits of traditional fuels could reduce the cost of electricity generated from those sources or make them more environmentally friendly, and as a consequence reduce the demand for electricity from renewable energy sources or render existing or future wind energy projects uncompetitive. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.

NEGATIVE PUBLIC OR COMMUNITY RESPONSE TO WIND ENERGY PROJECTS IN GENERAL OR OUR PROJECTS SPECIFICALLY CAN ADVERSELY AFFECT OUR ABILITY TO DEVELOP OUR WIND FARM PROJECTS.

Negative public or community response to our wind energy projects can adversely affect our ability to develop, construct and operate our projects. This type of negative response can lead to legal, public relations and other challenges that impede our ability to meet our development and construction targets, achieve commercial operations for a project on schedule, address the changing needs of our projects over time, and generate revenues. If we are unable to develop, construct and operate the production capacity that we expect from our future development projects in our anticipated timeframes, it could have a material adverse effect on our business, financial condition and results of operations.

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WE NEED GOVERNMENTAL APPROVAL FROM THE COSTA RICAN GOVERNMENT AND PERMITS TO CONSTRUCT AND OPERATE OUR PROJECTS. ANY FAILURE TO PROCURE AND/OR MAINTAIN NECESSARY PERMITS WOULD ADVERSELY AFFECT ONGOING DEVELOPMENT, CONSTRUCTION AND CONTINUING OPERATION OF OUR PROJECTS.

The design, construction and operation of wind energy projects are highly regulated, require various approvals from the government of Costa Rica and permits, including environmental approvals and permits, and may be subject to the imposition of related conditions that vary by jurisdiction. In some cases, these approvals and permits require periodic renewal, which we may not be able to successfully obtain. We cannot predict whether all permits required for a given project will be granted or whether the conditions associated with the permits will be achievable. The denial of a permit essential to a project or the imposition of impractical conditions would impair our ability to develop the project. In addition, we cannot predict whether the permits will attract significant opposition or whether the permitting process will be lengthened due to complexities and appeals. Delay in the review and permitting process for a project can impair or delay our ability to develop that project or increase the cost so substantially that the project is no longer attractive to us. In the future, we may experience delays in developing our future projects due to delays in obtaining non-appealable permits. If we were to commence construction in anticipation of obtaining the final, non-appealable permits needed for a project, we would be subject to the risk of being unable to complete the project if all the permits were not obtained. If this were to occur, we would likely lose a significant portion of our investment in the project and could incur a loss as a result. Any failure to procure and maintain necessary permits would adversely affect ongoing development, construction and continuing operation of our projects.

OUR DEVELOPMENT ACTIVITIES AND OPERATIONS ARE SUBJECT TO NUMEROUS ENVIRONMENTAL, HEALTH AND SAFETY LAWS AND REGULATIONS.

We are subject to numerous environmental, health and safety laws and regulations in each of the jurisdictions in which we intend to operate. These laws and regulations will require us to obtain approvals and maintain permits, undergo environmental impact assessments and review processes and implement environmental, health and safety programs and procedures to control risks associated with the citing, construction, operation and decommissioning of wind energy projects. For example, to obtain permits we could be required to undertake expensive programs to protect and maintain local endangered species. If such programs are not successful, we could be subject to penalties or to revocation of our permits. In addition, permits frequently specify permissible sound levels.

If we do not comply with applicable laws, regulations or permit requirements, we may be required to pay penalties or fines or curtail or cease operations of the affected projects. Violations of environmental and other laws, regulations and permit requirements, including certain violations of laws protecting migratory birds and endangered species, may also result in criminal sanctions or injunctions.

Environmental, health and safety laws, regulations and permit requirements may change or become more stringent. Any such changes could require us to incur materially higher costs than we have incurred to date. Our costs of complying with current and future environmental, health and safety laws, regulations and permit requirements, and any liabilities, fines or other sanctions resulting from violations of them, could adversely affect our business, financial condition and results of operations.

WE WILL RELY ON TRANSMISSION LINES AND OTHER TRANSMISSION FACILITIES THAT ARE OWNED AND OPERATED BY THIRD PARTIES. WHEREVER WE DEVELOP OUR OWN GENERATOR LEADS, WE WILL BE EXPOSED TO TRANSMISSION FACILITY DEVELOPMENT AND CURTAILMENT RISKS, WHICH MAY DELAY AND INCREASE THE COSTS OF OUR PROJECTS OR REDUCE THE RETURN TO US ON THOSE INVESTMENTS.

We will depend on electric transmission lines owned and operated by third parties to deliver the electricity we generate. Some of our projects may have limited access to interconnection and transmission capacity because there can be many parties seeking access to the limited capacity that may be available. We may not be able to secure access to this limited interconnection or transmission capacity at reasonable prices or at all. Moreover, a failure in the operation by third parties of these transmission facilities could result in our losing revenues because such a failure could limit the amount of electricity we deliver. In addition, our production of electricity may be curtailed due to third-party transmission limitations, reducing our revenues and impairing our ability to capitalize fully on a particular project’s potential. Such a failure could have a material adverse effect on our business, financial condition and results of operations.

In certain circumstances, we may develop our own generator leads in the future from our projects to available electricity transmission or distribution networks when such facilities do not already exist. In some cases, these facilities may cover significant distances. To construct such facilities, we need approvals, permits and land rights, which may be difficult or impossible to acquire or the acquisition of which may require significant expenditures. We may not be successful in these activities, and our projects that rely on such generator lead development may be delayed, have increased costs or not be feasible. Our failure in operating these generator leads could result in lost revenues because it could limit the amount of electricity we are able to deliver. In addition, we may be required by law or regulation to provide service over our facilities to third parties at regulated rates, which could constrain transmission of our power from the affected facilities, or we could be subject to additional regulatory risks associated with being considered the owner of a transmission line.

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WE MAY BE UNABLE TO CONSTRUCT OUR WIND ENERGY PROJECTS ON TIME, AND OUR CONSTRUCTION COSTS COULD INCREASE TO LEVELS THAT MAKE A PROJECT TOO EXPENSIVE TO COMPLETE OR MAKE THE RETURN ON OUR INVESTMENT IN THAT PROJECT LESS THAN EXPECTED.

There may be delays or unexpected developments in completing our future wind energy projects, which could cause the construction costs of these projects to exceed our expectations. We may suffer significant construction delays or construction cost increases as a result of a variety of factors, including, without limitation,:

●	failure to manufacture turbines on the required schedule;

●	failure to receive other critical components and equipment, including batteries, that meet our design specifications on schedule;

●	failure to complete interconnection to transmission networks;

●	failure to obtain all necessary rights to land access and use;

●	failure to receive quality and timely performance of third-party services;

●	failure to secure and maintain environmental and other permits or approvals;

●	appeals of environmental and other permits or approvals that we obtain;

●	failure to obtain capital to develop our planned wind farm projects;

●	shortage of skilled labor;

●	inclement weather conditions;

●	adverse environmental and geological conditions; and

●	force majeure or other events out of our control.

Any of these factors could give rise to construction delays and construction costs in excess of our expectations. This could prevent us from completing construction of a project, cause defaults under any potential financing agreements or under PPAs that require completion of project construction by a certain time, cause the project to be unprofitable for us, or otherwise impair our business, financial condition and results of operations.

FUTURE LITIGATION OR ADMINISTRATIVE PROCEEDINGS RELATED TO OUR WIND FARM PROJECTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

In the future, we may be involved in legal proceedings, administrative proceedings, claims and/or litigation that arise in the ordinary course of business of wind farm projects. Individuals and interest groups may sue to challenge the issuance of a permit for a wind energy project or seek to enjoin construction of a wind energy project. In addition, we may be subject to legal proceedings or claims contesting the construction or operation of future wind energy projects. Unfavorable outcomes or developments relating to any such proceedings, such as judgments for monetary damages, injunctions or denial or revocation of permits, could have a material adverse effect on our business, financial condition and results of operations.

WE ARE NOT ABLE TO INSURE AGAINST ALL POTENTIAL RISKS AND MAY BECOME SUBJECT TO HIGHER INSURANCE PREMIUMS.

Our wind energy division will be exposed to the risks inherent in the construction and operation of wind energy projects, such as breakdowns, manufacturing defects, natural disasters, terrorist attacks and sabotage, not all of which is insurable. We may also be exposed to environmental risks. We will have insurance policies covering certain risks associated with our business. However, any such insurance policies will not cover losses as a result of force majeure, natural disasters, terrorist attacks or sabotage, among other things. We do not expect to maintain insurance for certain environmental risks, such as environmental contamination with respect to our wind energy business. In addition, our insurance policies may be subject to annual review by our insurers and may not be renewed at all or on similar or favorable terms. A serious uninsured loss or a loss significantly exceeding the limits of our future insurance policies could have a material adverse effect on our business, financial condition and results of operations.

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RISKS RELATED TO COMMON STOCK

POTENTIAL FUTURE FINANCINGS MAY DILUTE THE HOLDINGS OF OUR CURRENT SHAREHOLDERS.

In order to provide capital for the operation of our business, in the future we may enter into financing arrangements. These arrangements may involve the issuance of new shares of common stock, preferred stock that is convertible into common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock. Any of these items could result in a material increase in the number of shares of common stock outstanding, which would in turn result in a dilution of the ownership interests of existing common shareholders. In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

WE CURRENTLY DO NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK. AS A RESULT, YOUR ONLY OPPORTUNITY TO ACHIEVE A RETURN ON YOUR INVESTMENT IS IF THE PRICE OF OUR COMMON STOCK APPRECIATES.

We currently do not expect to declare or pay dividends on our common stock. In addition, in the future we may enter into agreements that prohibit or restrict our ability to declare or pay dividends on our common stock. As a result, your only opportunity to achieve a return on your investment will be if the market price of our common stock appreciates and you sell your shares at a profit.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST DUE TO THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

We are in a capital intensive business and we do not have sufficient funds to finance the growth of our natural gas, oil and wind energy divisions of our business or the construction costs of our development projects or to support our projected capital expenditures. As a result, we will require additional funds from future equity or debt financings, including tax equity financing transactions or sales of preferred shares or convertible debt, to complete the development of new projects and pay the general and administrative costs of our business. We may in the future issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of holders of our common stock. We are currently authorized to issue 2,600,000,000 shares of common stock and 1,401,925,000 shares of preferred stock with preferences and rights as determined by our board of directors. The potential issuance of such additional shares of common stock or preferred stock or convertible debt may create downward pressure on the trading price of our common stock. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in future public offerings or private placements for capital raising purposes or for other business purposes. The future issuance of a substantial number of common shares into the public market, or the perception that such issuance could occur, could adversely affect the prevailing market price of our common shares. A decline in the price of our common shares could make it more difficult to raise funds through future offerings of our common shares or securities convertible into common shares.

THERE IS CURRENTLY A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK. FAILURE TO DEVELOP OR MAINTAIN A TRADING MARKET COULD NEGATIVELY AFFECT ITS VALUE AND MAKE IT DIFFICULT OR IMPOSSIBLE FOR YOU TO SELL YOUR SHARES.

There has been a limited public market for our common stock and an active public market for our common stock may never develop. Failure to develop or maintain an active trading market could make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT.

If the market price for our common stock is below $5.00 per share, trading in our common stock will be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules would require that any broker-dealer that would recommend our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations would require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

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ITEM 2. FINANCIAL INFORMATION.

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval that are not statements of historical fact may also contain forward-looking statements. Because such statements include risks and uncertainties, many of which are beyond our control, actual results may differ materially from those expressed or implied by such forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements are set forth in this section entitled “Financial Information” and elsewhere throughout this Form 10.

The following Management’s Discussion and Analysis of Financial Condition or Results of Operations (“MD&A”) of STL Marketing Group, Inc. provides an analysis of the Company’s financial statements for the three and nine month periods ended September 30, 2013.

The following information is supplementary to, and should be read in conjunction with the audited consolidated financial statements and notes thereto included elsewhere in this registration statement on Form 10. The discussion below contains forward-looking statements that involve risks and uncertainties. For additional information regarding some of these risks and uncertainties, please read “Forward Looking Statements” and Item 1A “Risk Factors” included elsewhere in this registration statement on Form 10.

Plan And Operations

Our business is the sale of electricity we intend to generate through the development and operation of a wind farm to a government owned utility company. The Company has had discussions with CNFL (as defined herein) and has negotiated key terms and conditions of a proposed PPA. As a result of these negotiations, that include the potential price and term, the Company has tendered an official offer to CNFL on April 16, 2013. At this time, the parties have agreed in principle to a price (net of taxes) of $0.083/kWh and a term of 25 years. Based on current information from the potential buyer, they expect to complete their internal review process and plan to execute the PPA in 2014. There is no guarantee that the Off-Taker will execute the PPA now or in the future. In the event that the Off-Taker does not execute the PPA, there is no guarantee that the Company will be able to secure another Off-Taker on similar terms or at all. Should the Company not be able to secure another Off-Taker it would have material adverse effect on our business and may cause us to cease operations entirely.

The Company has maintained a small operating budget during the pre- PPA process and plans to continue to operate with this efficiency until the project begins the planning and construction phase. Once the planning and construction phase begins, the Company anticipates engaging vendors to provide the necessary deliverables and ensure an efficient project roll out. The overall management, oversight and financial functions will be handled in-house and will remain that way throughout the life of the PPA.

The Company maintains and constantly updates various key items in its assumptions, as well as the project timelines. This process allows us to maintain the financial projections, time frames and costs under constant supervision. Based on the current timelines, the Company hopes to begin operating the wind farm within eighteen months of executing the PPA. The signature of the PPA will help enable the Company to be able to move forward with the development of its wind park. Currently the approval process and the signature of the PPA is in its final stages and we anticipate signing the PPA before the end of the 2014 fiscal year end.

Once the PPA is signed, the Company should move into the development stage for its wind park. Once the wind park is completed sales will be guaranteed for the term of the contract, which is currently proposed as twenty-five (25) years. There will be no competition for the Company once the PPA is signed as our contract covers our entire production and the Off-Taker is committed to buying this electricity over the term. Additionally, each government utility in Costa Rica (our customer) has exclusive territory to its client base by law.

Our estimated working capital requirements (not including construction) over the twelve months after the signature of the PPA is $1,250,000. These funds are necessary to ensure the timely achievement of critical milestones necessary for the successful development of the wind park, including, but not limited to the following:

No	Description	Estimated Cost
1	Completion of Environmental Studies	$125,000
2	Engineering/ Design of Wind Park	$450,000
3	Interconnection Study	$30,000
4	Legal (WTG negotiation & contract, O&M contract, Insurance)	$250,000
5	Fund Raising Travel Expenses	$25,000
6	Administration & Operations	$370,000
	Total	$1,250,000

The Company has several options it is reviewing and analyzing for short-term and long term funding. The Company will seek to raise the bulk of its capital requirements through an offering its common stock once the PPA is signed. There are no assurances that such capital will be available on favorable terms or at all. The Company estimates that $1,250,000 would be sufficient to ensure that final studies and engineering is completed, as the Company seeks to secure the full amount required for the development of the wind park.

Critical milestones for the development of the wind park include but are not limited to the following:

Description	Estimated Costs
Permitting	$400,000
Construction of Wind Park	$9,600,000
Sub-Station Construction	$4,000,000
Wind Turbine Generators	$43,000,000
Total	$57,000,000

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The Company received a letter of interest (the “Letter of Interest”) from the Export-Import Bank of the United States (“Ex-Im”) for $60,000,000. The Letter of Interest is not a guaranteed commitment to capital but rather an outline for potential funding upon the Company meeting certain requirements. Ex-Im requires approximately 17% in private equity to secure the necessary low interest, long-term loans to develop the wind park. The Company has raised over $1,600,000 in the last two fiscal years and is currently seeking an additional $10,000,000 in equity financing. If the Company is able to raise such capital, it is anticipated that Ex-Im can provide up to approximately $57,000,000 in additional debt financing. This is more than the Company expects that it will need, but provides additional security in case of delays and cost overruns.

The Company has already decided, as required by the Ex Im, to hire the wind turbine manufacturer (e.g.- General Eclectic, Vestas etc) to handle the Operations & Management of the wind park should the Company succeed in building it. This will allow the Company to focus on overall customer relations and top-level oversight, handling only financial and executive functions. Costs for Operations and Management are have been factored into the Company’s costs for the wind park.

The lack of funding at any stage potentially delays the development of the wind farm and adds costs as the Company’s operations continue. There are no assurances that the Company can raise either equity or debt financing on favorable terms or at all. If Company is unable to raise such funds it may need to cease operations.

Activities Completed to Date:

The Company has completed a variety of key studies and advanced in some important areas. The recent move of the site a few kilometers north means the Company will be updating some of these studies. To date, the Company has achieved the following in various important areas:

1.	Annual Energy Production Report. The Company engaged GL Garrad Hassan, a premier global firm, to evaluate its wind data and paid GL Garrad Hassan to generated a report to confirm the existence of what we believe is a substantial wind resource.

2.	Topography. The Company undertook a wide range of topographical studies including contour lines, 10 km range around the site, in depth regional mapping. New topography is underway, but much of the regional material is adequate.

3.	Environmental. The Company will need to receive approval from SETENA, Costa Rica’s environmental agency. We do not expect undue delay on this once we file the Environmental Impact Study, as our approach has been to provide more than the required information. The Company completed Biology/ Flora, Social/ Community, Archeology and preliminary Geological studies. The Company will update and review one final time before presenting the study to SETENA but has made progress to date.

The wind farm is on agricultural land and we have had no indications of problems from previous community meetings. Indeed we are counting on and hoping for strong community support. It takes approximately 6-8 months to receive approvals once the reports are filed.

4.	Local Governmental Support. The Company received all the preliminary permits from the municipality of La Cruz. We will be updating these for the site once we execute the PPA . We already have the “Uso de Suelo” or zoning. Mayor Matias Gonzaga is a supporter of the project and assisting the Company fully.

Results of Operations for the three months ended September 30, 2013 and 2012

For the three months ended September 30, 2013 and 2012, the Company reported a net loss of $(982,052) and $(128,584), respectively. The change in net loss between the periods ended September 30, 2013 and 2012 was primarily attributed to increased liabilities due to the merger between STL Marketing Group, Inc. and Versant Corporation.

Operating expenses increased by 19% during the three months ended September 30, 2013, as compared to the three months ended September 30, 2012. The $25,123 increase in operating expenses is primarily attributed to the following changes in operating expenses: decrease in compensation of $11,989 due to the cancellation of the Company’s retirement account, increase in professional fees of $18,359 related to SEC filing requirements, and an increase in general and administrative of $18,753 related to travel and marketing.

The Company is still a development stage company and therefore has no revenues to date.

Results of Operations for the nine months ended September 30, 2013 and 2012

For the periods ended September 30, 2013 and 2012, the Company reported a net loss of $(1,395,101) and $(434,938), respectively. The change in net loss between the periods ended September 30, 2013 and 2012 was due to the merger between STL Marketing Group Inc. and Versant Corporation. This attributes to an increase in interest expense and amortization of debt discount of $290,459, financing fees related to derivative liabilities of $727,442, as well as a decrease in change in derivative liabilities of $166,078.

Operating Expenses increased by 25% during the period ended September 30, 2013, as compared to the period ended September 30, 2012. The $108,340 increase in operating expenses is primarily attributable to the increase in professional fees of $122,914, due to items related to the Company’s registration with the SEC.

The Company is still a development stage company and therefore has no revenues to date.

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Liquidity and Capital Resources

As of September 30, 2013, we had a working deficit of $4,339,423 as compared to December 31, 2012 of $724,122, an increase of $3,615,301. The increase in working deficit for the period ended September 30, 2013, is primarily attributed to an increase in the Company’s liabilities related to accrued payables and expenses of $406,414, liability to be settled in stock of $103,333, derivative liabilities of $2,441,505, additional convertible notes of $570,482.

Net cash used in operating activities for the nine months ended September 30, 2013 and 2012, was $(271,973) and $(79,628), respectively. The Net Loss for the nine months ended September 30, 2013 and 2012 was $(1,395,101) and $(434,937), respectively.

Net cash provided by investing activities for the nine months ended September 30, 2013 was $14,806, as compared to the nine months ended September 30, 2012 was $34,802. The Company received cash of $1,131 from merger of STL Marketing Group, Inc. and Versant Corporation and paid cash of $13,675 for a loan to related party.

Net cash provided by all financing activities for the nine months ended September 30, 2013 was $257,075, as compared to $31,149 for the nine months ended September 30, 2012. During the nine month period ended September 30, 2013, the Company sold 12,600,000 shares of common stock for net proceeds of $25,000, sold notes for the proceeds of $235,000 and made payments to the Company’s outstanding notes of $2,925. During the nine months ended September 30, 2012, the Company sold notes and loans for the net proceeds of $35,828 and made payments to the Company’s outstanding notes of $4,679.

The estimated working capital requirement for the next twelve months is $1,250,000 with an estimated burn rate of $104,000 per month. The Company continues to proceed with the required field studies and engineering needed on the wind park.

Over the next twelve months the Company anticipates executing its PPA , pursuing debt financing for approximately $45,000,000 and raising an estimated $10,500,000 of private equity to develop the first wind park on the site. Such financing would help the Company eliminate its existing debt to and help ensure all studies and necessary environmental, engineering and legal work estimated at $1,000,000 is required to ensure the timely installation of the wind turbine generators.

As reflected in the accompanying financial statements, the Company has a net loss and net cash used in operations of $1,395,101 and $271,973, respectively, for the nine months ended September 30, 2013. The ability of the Company to continue its operations is dependent on Management’s plans to raise capital sufficient to fund operations. Management’s plans include the raising of capital through debt and or equity markets with some additional funding through convertible notes. The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence.

The Company will require additional funding to finance its operations and its milestones. There can be no assurance that financing will be available or that the Company will be able to achieve its milestones.

Our auditors have expressed substantial doubt about the Company’s ability to continue as a “going concern”. The Company plans to raise additional debt and/or equity financing to allow us the ability to cover our current cash flow requirements and meet our obligations as they become due. There can be no assurances that financing will be available or if available, that it will be under favorable terms. In the event that we are unable to generate adequate revenues to cover expenses and cannot obtain additional financing in the near future, we may need to cease operations or seek protection under bankruptcy laws. These financial statements do not include any adjustments that might result from the uncertainty as to whether we will continue as a “going concern”. Our ability to continue status as a “going concern” is dependent upon our generating cash flow sufficient to fund operations. If we continue incurring losses and fail to achieve profitability, we may have to cease our operations. Our business plan may not be successful in addressing these issues.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have an effect on the Company’s financial statements.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

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Our significant accounting policies are summarized in Note 2 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

We believe the following critical accounting policies and procedures, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Use of Estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: allowance for bad debt, inventory obsolescence, the fair value of share-based payments.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Stock-Based Compensation - The Company accounts for stock-based compensation in accordance with ASC Topic 718, “Accounting for Stock-Based Compensation” established financial accounting and reporting standards for stock-based employee compensation. It defines a fair value based method of accounting for an employee stock option or similar equity instrument. The Company accounts for compensation cost for stock option plans in accordance with ASC 718. The Company accounts for share based payments to non-employees in accordance with ASC 505-50 “Accounting for Equity Instruments Issued to Non-Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

The Company recognizes all forms of share-based payments, including stock option grants, warrants and restricted stock grants, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

Share based payments, excluding restricted stock, are valued using a Black-Scholes option pricing model. Share based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Stock based compensation expenses are included in cost of goods sold or Selling, general and administrative expenses, depending on the nature of the services provided, in the Statement of Operations.

When computing fair value of share based payments, the Company has considered the following variables:

●	The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant.

●	The Company has not paid any dividends on common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future.

●	The expected warrant term is the contractual term of the warrant.

Off Balance Sheet Arrangements:

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

ITEM 3. PROPERTIES.

Currently, the business is based in Colorado Springs, Colorado and operates their main office located at 10 Boulder Crescent, Suite 102, Colorado Springs, CO 80903. The office is approximately 973 square feet, which the Company pays $1,094 per month. The lease increased to $1,135 per month in November 2012. The remaining term of the lease is one year ending on October 31, 2013. The Company maintains a serviced office in Edificio Las Terrazas A, 5 to Piso, Plaza Roble, Escazu, San Jose, Costa Rica. This office is leased for $299.00 per month on a month to month basis.

The above facilities are expected to expand once the wind farm construction begins.

Energia Renovable Versant SRL, STLK’s subsidiary, has a lease agreement in Guanacaste, Costa Rica for its wind development project which would begin “the moment the Company starts generating electricity. ” The term of the potential lease is for 25 years and is for over 5,300 hectares (over 13,000 acres) of land with a proven wind resource according to our AEP Report. The lease states that cost will be equivalent to 4% of the potential energy generated and sold from the facility. No other payments are required for the lease. If we are unsuccessful in executing the PPA, we may have to cease our business operations.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of outstanding Common Stock and Preferred Stock as of September 30, 2013, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of our directors, (iii) each of our named executive officers (as defined in Item 403(a) of Regulation S-K under the Securities Act), and (iv) all executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares.

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	Common Stock		Series A Preferred Stock		Series B Preferred Stock		All Stock
Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (2)	Number of Shares Owned (1)	Percent of Class (2)	Number of Shares Owned (1)	Percent of Class (2)	Number of Votes (1)	Percent of Class (2)
Jose P. Quiros (3)	100,000,000	26.48%			1,400,000,000	100%	1,500,000,000	126.48%
Jaime L. Kniep
Ing. Pedro Quiros
All Directors and Executive Officers as a Group (3 persons)	100,000,000	26.48%			1,400,000,000	100%	1,500,000,000	126.48%
Dr. Alvaro & Mary Liceaga (4)	32,900,344	8.71%					32,900,344	8.71%
Edward Michael Liceaga (5)	24,318,606	6.44%					24,318,606	6.44%
Ivy Akastsa (6)	55,241,379	14.63%					55,241,379	14.63%
Full Moon Night Corp			531,000	29.50%			531,000	29.50%
Red (7) Canyon Investments Corp. (8)			531,000	29.50%			531,000	29.50%
Grupos Unidos Tres Ele, S.A. (9)			246,000	13.67%			246,000	13.67%
Almunidos, S.A. (10)			246,000	13.67%			246,000	13.67%
Portafolio de Inversiones Lulu, S.A. (11)			246,000	13.67%			246,000	13.67%

(1) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 139,223,524 shares of common stock 1,800,000 shares of Series A Preferred Stock and 1,400,000,000 shares of Series B Preferred stock, respectively, issued and outstanding as of September 30, 2013 including securities exercisable or convertible into shares of Common Stock within sixty (60) days hereof for each stockholder.

(3) The shares are owned by Versant I, Inc., which is majority owned by our Chief Executive Officer, Mr. Jose P. Quiros Colorado Springs, CO.

(4) Dr. Alvaro & Mary Liceaga were issued a Convertible Note on November 5, 2007 that is currently convertible on demand into 32,900,344 shares of the Company’s common stock

(5) Edward Michael Liceaga was issued a Convertible Note on January 26, 2008 that is currently convertible on demand into 24,318,606 shares of the Company’s common stock.

(6) Ivy Akastsa purchased a Convertible Note, on December 4, 2011, originally issued on March 1, 2008 that is currently convertible on demand into 55,241,379 shares of the Company’s common stock.

(7) Full Moon Night Corp., which is owned by Dieter Melchior residing in San Jose, Costa Rica owns 531,000 shares of Series A Preferred Stock. Mr. Melchior is the beneficial owner and has sole dispositive voting power of such shares.

(8) Red Canyon Investments Corp., which is owned by Emilia Gamboa residing in San Jose, Costa Rica, owns 531,000 shares of Series A Preferred Stock. Ms. Gamboa is the beneficial owner and has sole dispositive voting power over such shares .

(9) Grupos Unídos Tres Ele, S.A., which is owned by German Losilla residing in San Jose, Costa Rica, owns 246,000 shares of Series A Preferred Stock. Mr. Losilla is the beneficial owner and has sole dispositive voting power over such shares.

(10) Almunidos S.A., which is owned by Jose Losilla residing in San Jose, Costa Rica, owns 246,000 shares of Series A Preferred Stock. Mr. Losilla is the beneficial owner and has sole dispositive voting power over such shares.

(11) Portafolio de Inversiones Lulu S.A., which is owned by Oscar Luis Chaves residing in San Jose, Costa Rica, owns 246,000 shares of Series A Preferred Stock. Mr. Chaves is beneficial owner and has sole dispositive voting power over such shares. This is an original Versant Corporation investor, brought over from the merger.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS.

The following table contains information with respect to our directors and executive officers. To the best of our knowledge, none of our directors or executive officers has an arrangement or understanding with any other person pursuant to which he or she was selected as a director or officer. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

Name	Age	Position
Jose P. Quiros	46	Chief Executive Officer, Director

Jaime L. Kniep	36	Chief Financial Officer, Director

Ing. Pedro P. Quiros	74	Chairman of the Board

Jose P. Quiros, age 46 – Chief Executive Officer

Mr. Quiros has worked at a variety of industries and companies from start-ups to Fortune 1000 companies. He has operated companies in the UK, Dubai, India, Russia and the US. Most recently, Mr. Quiros was the Chief Operating Officer for CETIS, a telecommunications manufacturer from 2006 through 2010. While at Cetis, he undertook a multi continent expansion and completed two successful mergers & acquisitions.

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Mr. Quiros received two Bachelor of Science from Barry University in Miami. He holds degrees in Economics/ Finance & International Business Management and graduated Summa Cum Laude. Mr. Quiros also attended the University of Miami School of Law.

Ing. Pedro P. Quiros, age 74, Chairman of the Board

Ing. Pedro P. Quiros (“Ing. Quiros”), began his career as a high level executive at the Instituto Costarricense de Electricidad (ICE). Over the past 50 years, he has had a varied career where he worked at a variety of multinational corporations such as Ascom-Timeplex, ITT, Harris Corporation, General Electric and GTECH to name a few. He has operated, restructured and started companies in more than a dozen countries including telecommunications systems in Saudi Arabia, Jordan, Brazil and Colombia. Most recently, Ing. Quiros served, from 2006 through 2010, as the Chief Executive Officer & Chairman of the Instituto Costarricense de Electricidad (Grupo ICE) where he oversaw that company’s telecommunications and electrical utilities companies. ICE has revenue of $1 billion, over twenty thousand employees and is Costa Rica’s predominant state owned telecommunications and energy company.

Ing. Quiros received his Bachelor’s Degree in Mathematics from St. Michael’s College, Vermont, (magna cum laude) and Bachelor’s Degree Electrical Engineering degree from Purdue University, Indiana.

Mrs. Jaime L. Kniep, age 36, Chief Financial Officer

Ms. Kniep has focused her career in business management and accounting. She has worked for several companies directly handling their financials, daily accounting practices and overall internal procedures. From 2000 to 2010, Ms. Kniep served in a variety or roles and rose to be the Financial Controller for CETIS, Inc., a manufacturer of telecommunications equipment, where she managed $30 mm in revenues. In this role, she managed four offices containing a staff of ten accountants, bookkeepers, and administrative people on three continents.

Ms. Kniep attended Utah State University where she majored in Accounting.

Family Relationships.

The Chairman of the Board, Mr. Ing. Pedro P. Quiros is the father of our Chief Executive Officer, Mr. Jose P. Quiros.

Involvement in Certain Legal Proceedings.

Arbitration- Grupo Aldesa- Pending

 In 2012, the Company filed an arbitration claim with the “Centro Internacional de Conciliacion y Arbitraje” or “CICA” alleging that Grupo Aldesa, S.A., its then investment bank, withheld $195,400 of investor funds from the Company in mid-2011 for its own use and benefit and contrary to the executed agreement between the companies. The case claims that Aldesa received funds from two investors and remitted 50% of those funds and keeping the balance without authorization. Additionally, the Company did notify the Federal Bureau of Investigation (FBI), as well as, the State Attorney General of both Delaware and Colorado in mid-2012. Grupo Aldesa appealed to the Sala Primera de la Corte Suprema (the Supreme Court over these types of legal matters) in October of 2012 claiming CICA did not have subject matter jurisdiction or the right to adjudicate the case. In a strongly worded opinion Sala Primera rejected Aldesa’s appeal in the Company’s favor. CICA has received the official notice from the Sala Primers regarding the opinion and has taken up the case from where we were before the appeal.

Other than as mentioned above, there have been no events under any bankruptcy act, any criminal proceedings or any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person during the past ten years.

Audit Committee

The Board of Directors has not established any committees and acts as the Audit Committee for the Company.

ITEM 6. EXECUTIVE COMPENSATION.

Compensation of Officers

The following is a table detailing compensation made to the Company’s executive officers, including annual cash salaries paid to officers of the Company’s subsidiaries, for the last two fiscal years ending December 31.

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Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus ($)	Stock Awards ($)	Option Awards($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jose P. Quiros President & CEO	2012	$130,000	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$130,000
	2011	$130,000	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$130,000
	2010	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Jaime L. KniepChief Financial Officer	2012	$100,000	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$100,000
	2011	$100,000	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$100,000
	2010	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

We currently do not have any retirement, pension, profit-sharing, stock options or insurance programs for the benefit of our employees.

Members of the Company’s Board of Directors receive a stipend of $100 per meeting per director.

As of the date of this Registration Statement, the Company has not granted any stock options.

Employment Contracts

Currently, the Company has employment contracts with Mr. Jose P. Quiros and Mrs. Jaime L. Kniep.

Mr. Jose Quiros

Effective October 15, 2012, the Company and Mr. Jose P Quiros, our President and Chief Executive Officer, entered into a five (5) year employment agreement, which provides for an annual salary of $130,000. Under such agreement, Mr. Quiros shall administer, supervise, manage and control the business development of the Company and conduct day to day managerial duties as are customary for such a position. The Company will provide Mr. Quiros with medical dental and life insurance. The Company will reimburse of all his reasonable and necessary travel, entertainment or other related expenses incurred by him in carrying out his duties and responsibilities under the agreement.

The Company may terminate Mr. Quiros with or without cause upon thirty (30) days written notice. In the event that Mr. Quiros is terminated without cause all compensation owed to him will be due immediately upon such termination. During the term of his employment, Mr. Quiros will not work for or provide any services in any capacity to any competitor during the term of his employment and for (1) year thereafter.

Mrs. Jaime L. Kniep.

Effective October 15, 2012, the Company and Mrs. Jaime L Kniep, our Chief Financial Officer, entered into a five (5) year employment agreement, which provides for an annual salary of $100,000. Under such agreement, Mrs. Kniep shall perform such duties as are customary with her position including, but not limited to, managing the Company’s finances and reviewing and preparing financials statements. The Company will provide Mrs. Kniep with medical dental and life insurance. The Company will reimburse of all her reasonable and necessary travel, entertainment or other related expenses incurred by him in carrying out her duties and responsibilities under the agreement.

The Company may terminate Mrs. Kniep with or without cause upon thirty (30) days written notice. In the event that Mrs. Kniep is terminated without cause all compensation owed to her will be due immediately upon such termination. During the term of her employment, Mrs. Kniep will not work for or provide any services in any capacity to any competitor during the term of her employment and for (1) year thereafter.

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ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Chairman of the Board, Mr. Ing. Pedro P. Quiros is the father of our Chief Executive Officer, Mr. Jose P. Quiros.

The Company incurred consulting expenses to a company, which is owned by Pedro P. Quiros, a board member, and for the period ending September 30, 2013 and September 30, 2012 the amounts were $112,500 and $112,500 respectively. These consulting expenses correlate to the setup of the wind farm operation in Costa Rica.

The Company executed various promissory notes to related parties since inception. No new notes were issued for the period ending September 30, 2013.

The notes had the following range of terms:

●	Maturing in 3 months to 1 year;
●	Non-interest bearing
●	Unsecured
●	Default interest rate at 6%, per annum;

During the period/year ended September 30, 2013 and December 31, 2012, the Company repaid $2,925 and $7,933 respectively leaving a balance of $73,949 and $76,874  respectively.

The Company is currently in default on several of these notes.

The Company has not had and does not currently have any promoters.

Related Party Notes Payable

	September 30, 2013	December 31, 2012
In October 2010, Jaime L. Kniep loaned the Company $3,500. This note has an interest rate of 6% and is in default. Accrued interest is $210 as of September 30, 2013. No payments to interest or principle have been made against this note.	$3,500	$3,500

In November 2010, Pedro P. Quiros loaned the Company $20,000. This note has an interest rate of 6% and is in default. Accrued interest is $1,200 as of September 30, 2013. No payments to interest or principle have been made against this note.	20,000	20,000

In November 2010, Jaime L. Kniep loaned the Company $20,000. This note has an interest rate of 6% and is in default. Accrued interest is $538 as of September 30, 2013. Principal p ayments of $7,933 were made as of December 31, 2012 and $1,950 as of June 30, 2013.	9,946	11,896

In December 2010, Jaime L. Kniep loaned the Company $2,000. This note has an interest rate of 6% and is in default. Accrued interest is $120 as of September 30, 2013. No payments to interest or principle have been made against this note.	2,000	2,000

In February 2011, Jaime L. Kniep loaned the Company $4,000. This note has an interest rate of 6% and is in default. Accrued interest is $240 as of September 30, 2013. No payments to interest or principle have been made against this note.	4,000	4,000

In February 2012, Jaime L. Kniep loaned the Company $3,500. This note has an interest rate of 6% and is in default. Accrued interest is $210 as of September 30, 2013. No payments to interest or principle have been made against this note.	3,500	3,500

In March 2012, Pedro P. Quiros loaned the Company $10,000. This note has an interest rate of 6% and is in default. Accrued interest is $600 as of September 30, 2013. No payments to interest or principle have been made against this note.	10,000	10,000

In March 2012, Jaime L. Kniep loaned the Company $3,500. This note has an interest rate of 6% and is in default. Accrued interest is $210 as of September 30, 2013. No payments to interest or principle have been made against this note.	3,500	3,500

In April 2012, Jaime L. Kniep loaned the Company $7,500. This note has an interest rate of 6% and is in default. Accrued interest is $450 as of September 30, 2013. No payments to interest or principle have been made against this note.	7,500	7,500

In May 2012, Jaime L. Kniep loaned the Company $1,100. This note has an interest rate of 6% and is in default. Accrued interest is $66 as of September 30, 2013. No payments to interest or principle have been made against this note.	1,100	1,100

In July 2012, Pedro P. Quiros loaned the Company $9,878. This note has an interest rate of 6% and is in default. Accrued interest is $593 as of September 30, 2013. No payments to interest or principle have been made against this note.	9,878	9,878
	$73,949	$76,874

Pedro P. Quiros is the Chairman and father to CEO Jose P. Quiros. Jaime L. Kniep is the CFO.

ITEM 8. LEGAL PROCEEDINGS.

Other than as disclosed in Item 5 above, there are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. Currently there are no legal proceedings pending or threatened against us. We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.

There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information.

While there is no established public trading market for our common stock, our common stock is quoted on the Pink Sheets under the symbol SLTK. The following table sets forth the high and low bid prices for our common stock reported by the Pink Sheets for the periods indicated below. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Price Range Per Share
Year Ending December 31, 2012	High ($)	Low ($)
First Quarter	0.0	0.0
Second Quarter	0.0	0.0
Third Quarter	0.0	0.0
Fourth Quarter	0.03	0.0

Year Ending December 31, 2011
First Quarter	0.01	0.0
Second Quarter	0.01	0.0
Third Quarter	0.01	0.0
Fourth Quarter	0.01	0.0

Year Ending December 31, 2010
First Quarter	0.0	0.0
Second Quarter	0.01	0.0
Third Quarter	0.0	0.0
Fourth Quarter	0.01	0.0

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As of December 5, 2013, we have 139,223,524 shares of common stock outstanding. All of these shares were issued in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and therefore are treated as “restricted securities.” Although we are subject to the reporting requirements of section 13 or 15(d) of the Exchange Act as the result of this Form 10 becoming automatically effective 60 days after the original filing of this Form 10, we have not filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months. Therefore, pursuant to Rule 144(i), we will not be able to use the exemption provided by Rule 144 until we have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act for at least one year.

We intend to have our shares quoted on the Over-the-Counter Bulletin Board. Inclusion on the Over-the-Counter Bulletin Board will permit price quotations for our shares to be published by such service. Currently, our common stock is traded on the Pink Sheets.

We will need a market-maker to apply for the quotation of our common stock on the Over-the-Counter Bulletin Board, but there is no assurance that a market-maker will be obtained or that our shares will be traded on the OTC Bulletin Board.

If our shares are listed on the OTC Bulletin Board, secondary trading of our shares may be subject to certain state imposed restrictions. Except for the application to the OTC Bulletin Board, there are no plans, proposals, arrangements or understandings with any person concerning the development of a trading market in any of our securities.

The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer’s securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any particular state. Further, our shares may be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as the definition used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer’s net tangible assets; or exempted from the definition by the SEC. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000 by an individual, or $300,000 together with his or her spouse), are subject to additional sales practice requirements.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares.

Holders

As of September 30, 2013, we had 191 shareholders of common stock per our transfer agent’s shareholder list.

Dividends

We have not paid any cash dividends to date and do not anticipate or contemplate paying any dividends in the foreseeable future. It is the present intention of our management to utilize all available funds for the growth of our business.

Equity Compensation Plan Information

We currently do not have an equity compensation plan.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

On October 15, 2012, STL Marketing Group, Inc. (“STLK”) entered into a merger agreement with Versant Corporation, a Delaware corporation (“Versant”). The agreement consisted of $75,000 for the Series A and C Preferred Stock. On January 23 and January 29, the respective Boards of Versant and STLK respectively approved the Share Exchange Plan (“SEP”). As a result of the Share Exchange Plan, on February 4, 2013: (1) the STL Marketing holders of Preferred A and Preferred C Series stock, returned their shares to Treasury for the reclassification and restructuring of these shares; (2) STLK’s Preferred Series A, B and C were restructured and amended to reflect the SEP agreed to by the companies; (3) Versant Class X shareholders exchanged their 1,000 Versant Class X Common shares for 1,400,000,000 Preferred Series B STLK Stock; (4) Versant Class A shareholders exchanged their 1,800,000 Versant Class A shares for 1,800,000 Preferred Series A Convertible STLK Stock; (5) of the 200,003 Versant’s Class B Common Stock shareholders, 200,000 shares ($200,000 value) received convertible notes in STLK and the remaining 3 shares ($219,000 value) received 100,000,000 restricted STLK Common Stock; (6) Versant issued 7,500,000 Class B, Common Shares to STL Marketing Group, granting them 100% of the common shares in Versant. Upon finalization of the merger the accounting acquirer held 1,501,800,000 shares or 98.26% of the combined entity and the legal acquirer held 26,623,524 shares of 1.74% of the combined entity. Prior to the merger the STL Class A and Class C Preferred Series stock had 5,068,390 votes (99.57%) out of the possible 5,090,013,524. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

On January 10, 2013, the Company issued 5,000,000 share of its free trading Common Stock to Knotfloat & Co. f/b/o Ardberg, LLC, a Delaware company, under Rule 504D, for a purchase price of $10,000. The transfer agent was instructed to not bear the standard 1933 Act legend.

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On January 31, 2013, the company issued 12,600,000 of its free trading common stock to Knotfloat & Co. f/b/o Ardberg, LLC, a Delaware company, under SEC Act Rule 504D, for a purchase price of $25,000. The transfer agent was instructed to not bear the standard 1933 Act legend.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Common Stock and Preferred Stock

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 4,001,925,000 shares of capital stock, of which 2,600,000,000 are shares of common stock, par value $0.001 per share (the “Common Stock”), and 1,800,000 are shares of Series A preferred stock, par value $1.00 per share, 1,400,000,000 are shares of Series B preferred stock, par value $0.001 per share, and 125,000 are shares of Series C preferred stock, par value $0.001 per share (collectively the “Preferred Stock”). As of  December 5, 2013, 139,223,524 shares of Common Stock, 1,800,000 shares of Series A Preferred Stock, and 1,400,000,000 shares of Series B Preferred Stock were issued and outstanding.

(1) Common Stock

The holders of our Common Stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

The shares of our Common Stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the shares of our Common Stock and they all rank at equal rate or “paripassu”, or each with the other, as to all benefits, which might accrue to the holders of the shares of our Common Stock. All registered shareholders are entitled to receive a notice of any general annual meeting to be convened.

At any general meeting, subject to the restrictions on joint registered owners of shares of our Common Stock, on a showing of hands, every shareholder who is present in person and entitled to vote has one vote, and on a poll every shareholder has one vote for each share of our Common Stock of which he is the registered owner and may exercise such vote either in person or by proxy. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

(2) Preferred Stock

Our Board of Directors is authorized to issue 1,401,925,000 shares of preferred stock in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions of our Certificate of Incorporation, the Board of Directors being expressly vested with authority to adopt any such resolution or resolutions.

23

Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of our Company. The ability of the Board to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means. Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause.

Series A Convertible Preferred Stock

As of December 5, 2013, 1,800,000 shares of our Series A Preferred Stock (the “Series A Preferred”) have been designated, of which 1,800,000 are issued and outstanding and held by five shareholders. Each share of the Series A Preferred has one vote per share and the holder(s) of the Series A Preferred shall have the right to vote with the holders of the Company’s Common Stock on all matters that are submitted to the Company’s stockholders. Each share of the Series A Preferred Stock shall be entitled to a 10% preferred annual dividend on Par ($0.10 per share) non-cumulative on any dividends, whether ordinary or liquidating that may be declared or paid by this Company. At the option of the holder of the Series A Preferred, each share of the Series A Preferred may be converted into the Company’s common stock at any time and from time to time after March 1, 2018. The Series A Preferred does not contain any sinking fund provisions.

Series B Convertible Preferred Stock

As of December 5, 2013, 1,400,000,000 shares of our Series B Preferred Stock have been designated, of which all are issued and outstanding and held by one shareholder. Each share of the Series B Preferred Stock (the “Series B Preferred”) shall have a 1.6 votes per share and shall be entitled to any non-preferred dividends, whether ordinary or liquidating, that may be declared or paid by the Company. The Series Preferred do not have contain any sinking fund provisions and have no conversion rights.

Series C Convertible Preferred Stock

As of December 5, 2013, 125,000 shares of our Series C Preferred Stock (the “Series C Preferred”) have been designated, of which none are currently issued and outstanding. The Series C Preferred do not have voting rights and are not entitled to any dividends. The Series C preferred do not contain any sinking fund provisions.

At the option of the holder of the Series C Preferred, each share of the Series C Preferred may be converted into the Company’s Common Stock at a 50% discount to the average of the lowest three (3) trading prices in the ten trading days immediately prior to the date upon which the Series C Preferred is converted.

Transfer Agent and Registrar

The Company’s transfer agent is VStock Transfer, LLC, 77 Spruce Street, Suite 201, Cedarhurst, New York 11516. VStock Transfer, LLC is registered under the Exchange Act and is a Securities and Exchange Commission (“SEC”) approved transfer agent, under the regulatory authority of the SEC.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our directors and officers are indemnified as provided by the Colorado corporate law. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

24

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

STL MARKETING GROUP, INC.

Financial Statements

September 30, 2013

(unaudited)

25

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Condensed Consolidated Balance Sheets

	September 30, 2013	December 31, 2012

Assets

Current Assets
Cash	$93	$185
Prepaid expenses	299	399
Total Current Assets	392	584

Property and Equipment, net	7,886	10,060

Other Assets
Deposit for acquisition of STLK	-	25,000
Security deposits	4,533	4,533
Total Other Assets	4,533	29,533

Total Assets	$12,811	$40,177

Liabilities and Stockholders’ Deficit

Current Liabilities:
Accounts payable and accrued liabilities	$786,781	$380,367
Accounts payable - related party	246,665	200,759
Due to related party	-	16,706
Notes payable - related party	73,949	76,874
Liability to be settled in stock	103,333	-
Notes payable, net of current maturities	117,100	50,000
Current maturities of convertible notes payable, net of discount	570,482	-
Derivative liabilities	2,441,505	-
Total Current Liabilities	4,339,815	724,706

Total Liabilities	4,339,815	724,706

Stockholders’ Deficit
Class A - Preferred Stock, 10% of Par Value, Non-Cumulative, $1.00 Par Value, 1,800,000 Shares Authorized, 1,800,000 Shares Issued and 1,800,000 outstanding	1,800,000	1,800,000
Class B - Preferred Stock, $0.001 Par Value, 1,400,000,000 Shares Authorized, 1,400,000,000 Shares Issued and 1,400,000,000 outstanding	1,400,000	1,400,000
Class C - Preferred Stock, $0.001 Par Value, 125,000 Shares Authorized, Zero Shares Issued and Outstanding	-	-
Common Stock, $0.001 Par Value, 2,600,000,000 Shares Authorized, 139,223,524 Shares Issued and Outstanding at September 30, 2013, 100,200,000 Shares Issued and Outstanding at December 31, 2012	139,224	100,200
Additional paid in capital - Preferred Stock	(232,000)	(232,000)
Discount on Preferred Stock	(2,466,999)	(2,466,999)
Additional paid in capital - Common Stock	74,776	288,800
Deficit	(2,072,374)	-
Accumulated deficit during the development stage	(2,969,631)	(1,574,530)
Total Stockholders’ Deficit	(4,327,004)	(684,529)

Total Liabilities and Stockholders’ Deficit	$12,811	$40,177

See accompanying notes to the condensed consolidated financial statements

F-1

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Condensed Consolidated Statements of Operations

					For the Period
					April 8, 2010
					(Date of Inception)
	For the Three Month Ended		For the Nine Month Ended		to
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012	September 30, 2013

Revenues	$-	$-	$-	$-	$-

Cost of revenues	-	-	-	-	-

Gross profit	-	-	-	-	-

Operating expenses
Compensation	57,500	69,489	172,500	184,489	736,701
Professional fees	31,249	12,890	164,345	41,431	881,475
Selling, general and administrative	64,406	45,653	204,782	207,367	432,131
Total operating expenses	153,155	128,032	541,627	433,287	2,050,307

Loss from operations	(153,155)	(128,032)	(541,627)	(433,287)	(2,050,307)

Other income (expense):
Interest expense	(19,767)	(552)	(45,881)	(1,651)	(53,006)
Interest expense - discount on notes	(115,143)	-	(246,229)	-	(246,229)
Change in fair value of derivative liabilities	(693,987)	-	166,078	-	166,078
Derivative expense	-	-	(727,442)	-	(727,442)
Loss on abandonment of land lease	-	-	-	-	(58,725)

Other income (expense) - net	(828,897)	(552)	(853,474)	(1,651)	(919,324)

Loss before income tax provision	(982,052)	(128,584)	(1,395,101)	(434,938)	(2,969,631)

Income tax provision	-	-	-	-	-

Net loss	$(982,052)	$(128,584)	$(1,395,101)	$(434,938)	$(2,969,631)

Net loss per common share - basic and diluted	$(0.01)	$(0.00)	$(0.01)	$(0.00)

Weighted average common shares outstanding	139,223,524	100,200,000	134,405,123	100,200,000

See accompanying notes to the condensed consolidated financial statements

F-2

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Consolidated Changes in Stockholders' Deficit

April 8, 2010 (Date of Inception) to September 30, 2013

	Preferred Stock, Class A Par Value $1.00		Preferred Stock, Class B Par Value $0.001		Additional Paid-In Capital, Preferred	Discount on Preferred	Common Stock, Class B Par Value $0.001		Additional Paid-In Capital, Common		Accumulated Deficit during the development
	Shares	Amount	Shares	Amount	Stock	Stock	Shares	Amount	Stock	Deficit	stage	Total
Balance 4/8/2010	-	-					-	-			-	-
Founders Stock ($0.001 per share)			1,400,000,000	1,400,000	-	(1,399,000)		-				1,000
Shares of Class B Stock issued to service providers in exchange for services rendered ($0.002 per share)							100,000,000	100,000	119,000		-	219,000
Net Loss											(265,206)	(265,206)
Balance 12/31/2010	-	-	1,400,000,000	1,400,000	-	(1,399,000)	100,000,000	100,000	119,000	-	(265,206)	(45,206)

Preferred Stock issued for cash	1,800,000	1,800,000				(1,067,999)						732,001
Stock issuance costs, preferred stock ($0.41 per share)					(232,000)							(232,000)
Common stock issued for cash ($1.00 per share)							200,000	200	199,800			200,000
Stock issuance costs, common stock									(30,000)			(30,000)
Net Loss											(681,975)	(681,975)
Balance 12/31/2011	1,800,000	1,800,000	1,400,000,000	1,400,000	(232,000)	(2,466,999)	100,200,000	100,200	288,800	-	(947,181)	(57,180)

Net Loss											(627,349)	(627,349)

Balance 12/31/2012	1,800,000	1,800,000	1,400,000,000	1,400,000	(232,000)	(2,466,999)	100,200,000	100,200	288,800	-	(1,574,530)	(684,529)

Effect of merger and recapitalization							26,623,524	26,624	(26,624)	(2,072,374)		(2,072,374)
Purchase of Treasury Shares ($1.00 per share)							(200,000)	(200)	(199,800)			(200,000)
Stock issued for cash ($0.002 per share)							12,600,000	12,600	12,400			25,000
Net Loss											(1,395,101)	(1,395,101)
Balance 09/30/2013	1,800,000	1,800,000	1,400,000,000	1,400,000	(232,000)	(2,466,999)	139,223,524	139,224	(74,776)	(2,072,374)	(2,969,631)	(4,327,004)

See accompanying notes to the Condensed consolidated financial statements

F-3

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Condensed Consolidated Statements of Cash Flows

			April 8, 2010
			(Date of Inception)
	For the Nine Months Ended		to
	September 30, 2013	September 30, 2012	September 30, 2013

Cash Flows From Operating Activities:
Net loss	(1,395,101)	(434,937)	(2,969,631)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,174	6,227	15,856
Stock based compensation	5,000	-	225,000
Amortization of debt discount	246,229	-	246,229
Change in fair value of derivative liabilities	(166,078)	-	(166,078)
Derivative expense	727,442	-	727,442
Loss on abandonment of land lease	-	-	58,725
Changes in operating assets and liabilities:
(Increase) decrease in:
Prepaid expenses	100	(50)	(299)
Security deposits	-	-	(4,533)

Increase (decrease) in:

Accounts payable and accrued liabilities	262,355	221,859	642,722
Accounts payable - related party	45,906	127,273	246,665
Net Cash Used in Operating Activities	(271,973)	(79,628)	(977,903)

Cash Flows From Investing Activities:
Cash acquired in merger	1,131	-	1,131
Net proceeds from disposition of land lease	-	-	67,500
Cash payment for land lease	-	-	(135,000)
Purchase of property and equipment	-	-	(14,967)
Deposit for acquisition	-	-	(25,000)
Loan to related party	13,675	34,802	13,675
Net Cash Provided by (Used in) Investing Activities	14,806	34,802	(92,661)

Cash Flows From Financing Activities:
Proceeds from notes	-	-	50,000
Proceeds from related party notes	-	35,828	95,428
Repayment of related party notes	(2,925)	(4,679)	(21,479)
Proceeds from related party loans	-	-	16,706
Proceeds from issuance of preferred stock	-	-	732,001
Stock issuance costs, preferred stock	-	-	(232,000)
Proceeds from issuance of common stock	25,000	-	225,000
Stock issuance costs, common stock	-	-	(30,000)
Proceeds from convertible notes	235,000	-	235,000
Net Cash Provided by Financing Activities	257,075	31,149	1,070,656

Net change in cash	(92)	(13,677)	92

Cash at beginning of period	185	26,960	-

Cash at end of period	93	13,283	92

Supplemental disclosure of non-cash investing and financing activities:

As part of the reverse merger, the Company acquired the following assets and liabilities:

Cash	$1,131	$-	$1,131
Convertible Debt, Net of Discount	$(324,253)	$-	$(324,253)
Accounts Payable & Accrued Liabilities	$(113,678)	$-	$(113,678)
Promissory Notes	$(17,100)	$-	$(17,100)
Liability to be settled in stock	$(98,333)	$-	$(98,333)
Derivative Liability	$(1,445,141)	$-	$(1,445,141)
Reduction of deposit for acquisition	$(25,000)	$-	$(25,000)
Debt issued in acquisition	$(50,000)	$-	$(50,000)
Net liabilities acquired & non-cash acquisition costs	$(2,072,374)	$-	$(2,072,374)

Convertible notes issued in exchange for common stock	$(200,000)	$-	$(200,000)

See accompanying notes to the Condensed consolidated financial statements

F-4

STL Marketing Group, Inc. and Subsidiaries

(A Development Stage Company)

Consolidated Statements of Operations

Profoma for 2012

	Versant	STL Marketing
	Corporation	Group, Inc.			Combined Total
	For the Year	For the Year			For the Year
	Ended	Ended	Combined Total		Ended
	December 31, 2012	December 31, 2012	Adjustments		December 31, 2012

Revenues	-	-	-		-

Cost of revenues	-	-	-		-

Gross profit	-	-	-		-

Operating expenses
Compensation	274,696	-	-		274,696
Professional fees	205,840	-	-		205,840
Selling, general and administrative	81,238	82,118	-		163,356
Total operating expenses	561,774	82,118	-		643,892

Loss from operations	(561,774)	(82,118)	-		(643,892)

Other income (expense):
Interest expense	(6,850)	(57,278)	-		(64,128)
Change in fair value of derivative liabilities	-	(63,915)	-		(63,915)
Derivative expense	-	(330,981)	-		(330,981)
Loss on abandonment of land lease	(58,725)	-	-		(58,725)
Gain on abandonment of rights to use land	-	31,989	-		31,989

Other income (expense) - net	(65,575)	(420,185)	-		(485,760)

Loss before income tax provision	(627,349)	(502,303)	-		(1,129,652)

Income tax provision	-	-	-		-

Net loss	$(627,349)	$(502,303)	$-		$(1,129,652)

Net loss per common share - basic and diluted	$(0.10)	$(0.02)	$-		$(0.01)

Weighted average number of common shares outstanding - basic and diluted	6,200,003	21,623,524	93,799,997	(1)	121,623,524

(1) To adjust weighted average number of common shares outstanding as if the shares issued under the merger were issued and outstanding at the beginning of the period.

F-5

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements

September 30, 2013

(Unaudited)

Note 1 – Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

STL Marketing Group, Inc.

On October 15, 2012, STL Marketing Group, Inc. (“STLK”) entered into a merger agreement with Versant Corporation, a Delaware corporation (“Versant”). The agreement consisted of $75,000 for the Series A and C Preferred Stock. On January 23 and January 29, the respective Boards of Versant and STLK respectively approved the Share Exchange Plan (“SEP”). As a result of the Share Exchange Plan, on February 4, 2013: (1) the STL Marketing holders of Preferred A and Preferred C Series stock, returned their shares to Treasury for the reclassification and restructuring of these shares; (2) STLK’s Preferred Series A, B and C were restructured and amended to reflect the SEP agreed to by the companies; (3) Versant Class X shareholders exchanged their 1,000 Versant Class X Common shares for 1,400,000,000 Preferred Series B STLK Stock; (4) Versant Class A shareholders exchanged their 1,800,000 Versant Class A shares for 1,800,000 Preferred Series A Convertible STLK Stock; (5) of the 200,003 Versant’s Class B Common Stock shareholders, 200,000 shares ($200,000 value) received convertible notes in STLK and the remaining 3 shares ($219,000 value) received 100,000,000 restricted STLK Common Stock; (6) Versant issued 7,500,000 Class B, Common Shares to STL Marketing Group, granting them 100% of the common shares in Versant. Upon finalization of the merger the accounting acquirer held 1,501,800,000 shares or 98.26% of the combined entity and the legal acquirer held 26,623,524 shares of 1.74% of the combined entity. Prior to the merger the STL Class A and Class C Preferred Series stock had 5,068,390 votes (99.57%) out of the possible 5,090,013,524.

STL Marketing Group, Inc. was a “shell company” prior to the Merger and did not conduct an active trade or business. From and after the consummation of the Merger on February 4, 2013 STL Marketing Group, Inc.’s primary operations consisted of the business and operations of Versant Corporation. Because STL Marketing Group, Inc. was a shell company at the time of the Merger; we filed a general form for registration under Form 10 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For accounting purposes, the Merger transaction has been accounted for as a reverse acquisition, with STL Marketing Group, Inc. as the acquirer. The consolidated financial statements of STL Marketing Group, Inc. for the fiscal years ended December 31, 2013 represent a continuation of the financial statements of Versant Corporation, with one adjustment, which is to retroactively adjust the legal capital of Versant Corporation to reflect the legal capital of STL Marketing Group, Inc.

Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and pursuant to the instructions to Form 10-Q and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is our opinion, however, that the accompanying unaudited interim condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

F-6

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements

September 30, 2013

(Unaudited)

The accompanying unaudited interim consolidated financial statements should be read in conjunction with our audited financial statements for the year ended December 31, 2012 and 2011, together with Management’s Discussion and Analysis, as contained in the Form 10 filed on July 30, 2013. The financial information as of December 31, 2012 is derived from the audited financial statements for the year ended December 31, 2012. The interim results for the nine months ended September 30, 2013 are not necessarily indicative of the results to be expected for the year ending December 31, 2013 or for any future interim periods.

Principles of Consolidation

The Company’s consolidated subsidiaries and/or entities are as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

Energia Renovable Versant SRL (ER) (1)	Costa Rica	November 2010	100%

V Tres Bache SRL (V3) (2)	Costa Rica	November, 2010	100%

Versant Corporation (VC) (3)	Delaware	April, 2010	100%

(1)	ER was incorporated to establish renewable energy wind parks in Costa Rica. ER is the sole stockholder of V3.

(2)	V3 was incorporated to build and operate the first energy development on the Bache site.

(3)	VC was incorporated as the original US holding company for the wind development in Costa Rica.

All inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited interim consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Fair Value of Financial Instruments

The fair value of our financial assets and liabilities reflects our estimate of amounts that we would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of our assets and liabilities, we seek to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

F-7

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements

September 30, 2013

(Unaudited)

The following are the major categories of liabilities measured at fair value on a recurring basis at September 30, 2013 and December 31, 2012, using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3):

	September 30, 2013		December 31, 2012
	Assets	Liabilities	Assets	Liabilities

Level 1
None	$-	$-	$-	$-

Level 2
None	-	-	-	-

Level 3
Derivative Liabilities	-	2,441,505	-	-

	$-	$2,441,505	$-	$-

Changes in the unobservable input values could potentially cause material changes in the fair value of the Company’s Level 3 financial instruments. The significant unobservable inputs used in the fair value measurements is the expected volatility assumption. A significant increase (decrease) in the expected volatility assumption could potentially result in a higher (lower) fair value measurement.

Long-Lived Assets

We review property and equipment, long-term prepayments and intangible assets, excluding goodwill, for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. We measure recoverability of these assets by comparing the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If property and equipment and intangible assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value. We have made no material adjustments to our long-lived assets in any of the years/periods presented.

Cash

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the related assets, which ranges from three to seven years.

F-8

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements

September 30, 2013

(Unaudited)

Leasehold improvements, if any, are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.

Research and Development

Research and development is expensed as incurred.

Advertising Costs

We expense advertising costs in the period in which they are incurred. For the nine months ended September 30, 2013 and 2012, advertising expenses totaled approximately $0 and $0 respectively.

Share Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants warrants and restricted stock grants are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded in general and administrative expense in the consolidated statement of operations. We have applied fair value accounting and the related provisions of Accounting Standards Codification (“ASC”) 718 for all share based payment awards. The fair value of share-based payments is recognized ratably over the stated vesting period. In the event of termination, we will cease to recognize compensation expense.

Derivative Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

Original Issue Discount

For certain convertible debt issued, the Company provides the debt holder with an original issue discount. The original issue discount is recorded to debt discount, reducing the face amount of the note and is amortized to interest expense over the life of the debt.

Debt Issue Costs and Debt Discount

The Company may pay debt issue costs, and record debt discounts in connection with raising funds through the issuance of convertible debt. These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

F-9

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements

September 30, 2013

(Unaudited)

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the nine months ended September 30, 2013 and 2012. The Company believes that all prior periods are still subject to examination by tax authorities.

Net Loss per Common Share

Basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method.

Since the Company reflected a net loss for the nine months ended September 30, 2013 and 2012, the effect of considering any common stock equivalents, if exercisable, would have been anti-dilutive. A separate computation of diluted loss per share is not presented.

F-10

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements

September 30, 2013

(Unaudited)

Common stock equivalents are as follows:

	September 30, 2013	December 31, 2012

Convertible Debt	225,919,572	-
Liability to be settled in common stock (1)	3,117,482	-
Liability to be settled in common stock (exercise price $0.01/share) (2)	9,320,229	-
Common stock equivalents	238,357,283	-

(1)	Fair value was $43,333 at September 30, 2013 and $0 at December 31, 2012. See Note 6.

(2)	Fair value was $60,000 at September 30, 2013 and $0 at December 31, 2012. See Note 6.

Recently Issued Accounting Pronouncements

In February 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, an amendment to FASB ASC Topic 220. The update requires disclosure of amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present either on the face of the statement of operations or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period. For amounts not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts. This ASU is effective prospectively for the Company fiscal years, and interim periods within those years beginning after December 15, 2012. Adoption of this ASU did not have a material effect on the Company’s financial position, results of operations or cash flows.

In January 2013, the FASB issued ASU 2013-01, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to the financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under International Financial Reporting Standards (IFRS). ASU 2013-01 is effective for all entities (public and private) for the fiscal years beginning on or after January 1, 2013, and interim periods within. Retrospective application is required for any period presented that begins before the entity’s initial application of the new requirements. The adoption of this ASU did not have a material effect on the Company’s financial position, results of operations or cash flows.

Other Recently Issued, but Not Yet Effective

Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

F-11

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements

September 30, 2013

(Unaudited)

Note 2 – Going Concern

As reflected in the accompanying condensed consolidated financial statements, the Company had a net loss of $1,395,101 and net cash used in operations of $271,973 for the nine months ended September 30, 2013. The Company has a deficit accumulated during the development stage of $2,969,631 and a working capital deficit of $4,339,423 at September 30, 2013. The Company does not yet have a history of financial stability. Historically, the principal source of liquidity has been the issuance of debt and equity securities. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on management’s plans, which include further implementation of its business plan and continuing to raise funds through debt and/or equity raises.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Property and Equipment

Property and equipment are as follows:	September 30, 2013	December 31, 2012

Furniture and fixtures	$4,909	$4,909
Machinery and equipment	7,551	7,551
Leasehold improvements	2,507	2,507
	14,967	14,967
Accumulated depreciation and amortization	(7,081)	(4,907)
Property and equipment - net	$7,886	$10,060

Depreciation expense for the nine months ended September 30, 2013 and 2012 and for the period from April 8, 2010 (inception) through September 30, 2013 was $2,173, $2,173 and $7,081, respectively.

Note 4 – Due From Investment Bank

In April 2011, the Company engaged a Costa Rican investment bank, as its exclusive agent to advise the Company on the structuring of corporate openness and equity placement. During 2012 the Company entered into a dispute with the investment bank. The Company contends that the investment bank retained more than the fee allowed by the contract on the sale of equity securities (the “Closings”) that took place during the period April 2011 through December 2011. At September 30, 2013 and December 31, 2012, the Company believes they are owed $195,400 and $195,400, respectively, from the investment bank relating to excess fees withheld from the Closings. Due to the uncertainty surrounding the recoverability of the funds from the investment bank the Company has recorded a full allowance against the receivable. This amount has been recorded in additional paid in capital in the statement of stockholders equity. If the company wins the dispute and actually recovers the funds it will be recorded to additional paid in capital.

F-12

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements

September 30, 2013

(Unaudited)

Note 5 – Notes Payable

	September 30, 2013	December 31, 2012
In October 2010, a third party loaned the Company $50,000 under a demand note bearing zero interest. This note is in default.	$50,000	$50,000

In March 2011, a third party loaned the Company $11,500 under a demand note bearing interest from 8-10% per year. This note was acquired in the merger and is in default.	11,500	-

In December 2011, third parties loaned the Company $5,600 under demand notes bearing a 10% late fee. This note was acquired in the merger and is in default.	5,600	-

In February 2013, the Company executed a promissory note in the principal amount of $50,000, bearing an interest rate of 18%. The payment terms involve two payments of $25,000 each. This note is currently in default.	50,000	-

	$117,100	$50,000

Note 6 – Liability to be Settled in Stock

In March of 2008, the Company entered into an asset purchase agreement to purchase certain tangible and intangible assets for $65,000 in STLK common stock. As of September 30, 2013 and December 31, 2012, a liability totaling $43,333 and $0 respectively, exists related to these unissued shares. This liability was acquired in the merger.

In August 2012, the Company executed a consulting agreement with a third party to provide various services. Under the terms of the agreement, the consultant will be paid $10,000 per month for 6 months in the form of free trading shares. The share total is computed as follows:

●	Earned compensation will accrue interest at 6%; and

●	Accrued compensation will be convertible at a discount of 70% to market, based upon the average of the lowest 3 closing bid prices of the 20 days preceding any conversion

At September 30, 2013, the Company had recorded the entire $60,000, yet remains outstanding and available to be converted. This liability was acquired in the merger.

F-13

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements

September 30, 2013

(Unaudited)

Note 7 – Convertible Notes Payable

(A)	Convertible Notes Payable

At September 30, 2013 and December 31, 2012, convertible debt consisted of the following:

	September 30, 2013	December 31, 2012
Convertible into 50% of the average of the lowest three closing prices during the 20 trading days immediately preceding conversion. These notes matured in July 2008 ($75,000), November 2008 ($100,000) and February 2010 ($15,000). These notes were acquired in the merger and are currently in default.	$190,000	$-

Convertible into 50% of the five day average closing bid prices immediately preceding conversion. This note matured in July 2008. This note was acquired in the merger and is currently in default.	50,000	-

Convertible into 10% of the average of the lowest three closing prices during the 20 trading days immediately preceding conversion. This note matured in March 2008. This note was acquired in the merger and is currently in default.	40,000	-

Convertible into 75% of the average of the lowest three closing prices during the 20 trading days immediately preceding conversion. These notes matured in May and June of 2010. These notes were acquired in the merger and are currently in default.	25,000	-

Convertible into 50% of the average of the lowest three closing prices during the 10 trading days immediately preceding conversion. Notes mature in July 2013 – May 2014. $47,000 of principal balance is in default.	492,000	-

	$797,000	$-

The debt holders are entitled, at their option, to convert all or part of the principal and accrued interest into shares of the Company’s common stock at conversion prices and terms discussed above. The Company classifies embedded conversion features in these notes as a derivative liability due to the discount to market feature, which could require a settlement in shares that cannot be determined until such conversions occur. The Company may not be able to determine if sufficient authorized shares exist in connection with contemplated conversions, which requires liability classification.

F-14

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements

September 30, 2013

(Unaudited)

Convertible debt consisted of the following activity and terms:

		Interest Rate	Maturity

Convertible Debt Balance as of December 31, 2012	-
Convertible Debt acquired in merger	305,000	6% - 10%	Due on Demand (in Default)
Convertible Debt acquired in merger	57,000	8%	July 1, 2013 – December 14, 2013 ($47,000 of balance is in default)

Convertible notes issued for common stock	200,000	8%	March 1, 2014
Borrowings during the period ended September 30, 2013	235,000	8%	October 24, 2013 –May 30, 2014

Convertible Debt Balance as of September 30, 2013	797,000

Debt Discount	(226,518)

Convertible Debt Balance as of September 30, 2013 net	$570,482

(B)	Debt Discount

During the nine months ended September 30, 2013 and 2012, the Company recorded debt discounts totaling $435,000 and $0, respectively.

The debt discounts pertain to convertible debt that contains embedded conversion options that are required to be bifurcated and reported at fair value.

The Company amortized $246,229 and $0 during the nine months ended September 30, 2013 and year ended September 30, 2012, respectively, to interest expense.

	September 30, 2013	December 31, 2012

Debt Discount	$492,000	$-
Amortization of debt discount	(265,482)	-

Debt discount – net	$226,518	$-

Note 8 – Derivative Liabilities

Derivative liability - December 31, 2012	-
Derivative liabilities acquired in merger	1,445,141
Fair value mark to market adjustment for convertible instruments	(166,078)
Fair value at the commitment date for convertible instruments	1,162,442
Derivative liability - September 30, 2013	$2,441,505

F-15

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements

September 30, 2013

(Unaudited)

The Company records debt discount to the extent of the gross proceeds raised, any excess amount is recorded as a derivative expense. The Company recorded a derivative expense of $727,442 and $0 for the nine months ended September 30, 2013 and 2012.

The Company uses the Black-Scholes model to estimate the fair value of its derivative liabilities at the end of each quarterly reporting period. The fair value at the commitment and re-measurement dates for the Company’s derivative liabilities were based upon the following management assumptions as of September 30, 2013:

	Commitment Date	Remeasurement Date

Expected dividends:	0%	0%
Expected volatility:	364% - 414%	161% - 263%
Expected term:	0.75 - 1 year	0.01 - 0.66 year
Risk free interest rate:	0.11% - 0.14%	0.03% - 0.10%

Note 9 – Related Party Transactions

(A)	Accounts Payable – Related Party

As of September 30, 2013 and December 31, 2012 the Company had accounts payable due to board members and companies owned by board members of $246,665 and $200,759. During the period April 8, 2010 through September 30, 2013, management and board members have been loaning money to the Company, paying expenses on behalf of the Company and deferring consulting fees.

(B)	Related Party Consulting Services

The Company incurred consulting expenses to a company that is owned by a board member, and for the period ending September 30, 2013 and September 30, 2012 the amounts were $112,500 and $112,500 respectively.

(C)	Notes Payable – Related Parties

The Company executed various promissory notes to related parties since inception. No new notes were issued for the period ending September 30, 2013.

The notes had the following range of terms:

●	Maturing in 3 months to 1 year;
●	Non-interest bearing
●	Unsecured
●	Default interest rate at 6%, per annum;

During the period/year ended September 30, 2013 and December 31,2012, the Company repaid $2,925 and $7,933 respectively leaving a balance of $73,949 and $76,874 respectively.

The Company is currently in default on several of these notes.

Debt under these obligations at September 30, 2013 and December 31, 2012 is as follows:

	September 30, 2013	December 31, 2012

Notes payable	$73,949	$76,874
Less: Current maturities	(73,949)	(76,874)
Notes payable, net of Current maturities	$-	$-

F-16

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements

September 30, 2013

(Unaudited)

Note 10 – Retirement Plan

401(k)

The Company provided a 401(k) employee savings and retirement plan (the “Plan”). The Plan covered all employees who have completed six months of consecutive service with 160 hours monthly or have completed one year of service. The Company matched 100 percent of a participant’s elective deferrals that do not exceed 3 percent of the participant’s compensation, plus 50 percent of the participant’s elective deferrals that exceed 3 percent of the participant’s compensation, but do not exceed 5 percent of the participant’s compensation. Total contributions by the Company to the Plan were $0, $4,650, and $12,349 for the nine months ended September 30, 2013 and 2012 and for the period April 8, 2010 (inception) through September 30, 2013, respectively.

Note 11 – Foreign Operations

Costa Rica

Operations outside the U.S. include subsidiaries in Costa Rica. Foreign operations are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and restrictions on currency exchange. These subsidiaries are still in the development stage and have not generated any revenues.

The consolidated financial statements of the Company’s subsidiary, located in Costa Rica, are translated from colones, its functional currently, into U.S. dollars, the Company’s functional currency. All foreign currency assets and liabilities are translated at the exchange rate in effect at the reporting date, and all revenue and expenses are translated at the month-end exchange rate. The effects of translating the financial statements of the foreign subsidiary into U.S. dollars are reported as a cumulative translation adjustment, a separate component of the accumulated other comprehensive income (loss) in the consolidated statements of the shareholders’ equity (deficit). Foreign currency transaction gains/losses are reported as a component of other income – net in the consolidated statements of operations. The amount of foreign currency transaction gains and losses and translation adjustments were de minimis during the period ended September 30, 2013.

Note 12 – Stockholders Deficit

Common Stock has 2,600,000,000 shares authorized at $0.001 par value. Subject to the foregoing provisions, dividends may be declared on the Common Stock, and each Share of Common Stock shall entitle the holder thereof to one vote in all proceedings in which action shall be taken by stockholders of the Corporation.

Class A Preferred –

Series A Convertible Preferred Stock has 1,800,000 shares authorized and issued, with a $1.00 par value, with each share of the Series B Preferred Stock to have the following rights and privileges:

1.	Voting Rights. Each share of the Series A Preferred Stock shall have a one vote per share and the holder(s) of the Series A Preferred Stock shall have the right to vote with the holders of the Company’s Common Stock on all matters that are submitted to the Company’s stockholders.

2.	Dividend Rights. Each share of the Series A Preferred Stock shall be entitled to a 10% preferred annual dividend on Par ($0.10 per share) non-cumulative on any dividends, whether ordinary or liquidating that may be declared or paid by this Company.

3.	Sinking Fund. No sinking fund shall be established in connection with the retirement of the Series A Preferred Stock.

4.	Conversion Rights. At the option of the holder of the Series A Preferred Stock, each share of the Series A Preferred Stock may be converted into the Company’s Common Stock at no discount to average trading price ten days prior to conversion at any time and from time to time after March 1. 2018.

F-17

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements

September 30, 2013

(Unaudited)

Class B Preferred –

Series B Preferred Stock has 1,400,000,000 shares authorized and issued, with a $0.001 par value, with each share of the Series B Preferred Stock to have the following rights and privileges:

1.	Voting Rights. Each share of the Series B Preferred Stock shall have a 1.6 vote right per share.

2.	Dividend Rights. Each share of the Series B Preferred Stock shall be entitled to any non-preferred dividends, whether ordinary or liquidating, that may be declared or paid by this Company.

3.	Sinking Fund. No sinking fund shall be established in connection with the retirement of the Series B Preferred Stock.

4.	Conversion Rights. The Series B Preferred Stock shall not be entitled to convert into shares of the Company’s Common Stock at anytime.

5.	Restricted. Series B Preferred Stock shall be restricted from being traded publicly, sold in part, transferred, encumbered or otherwise put at risk. The stock may be sold only if 100% of the Company is sold to a qualified party that can maintain the legal requirements for renewable energy generation in Costa Rica or if the laws in Costar Rica change allowing this block to be released.

Class C Preferred –

Series C Preferred Stock has 125,000 shares authorized, with a $0.001 par value, with each share of the Series C Preferred Stock to have the following rights and privileges:

1.	Voting Rights. Each share of the Series C Preferred Stock shall have no voting rights.

2.	Dividend Rights. Each share of the Series C Preferred Stock shall not be entitled to any dividends, whether ordinary or liquidating, that may be declared or paid by this Company.

3.	Sinking Fund. No sinking fund shall be established in connection with the retirement of the Series C Preferred Stock.

4.	Conversion Rights. At the option of the holder of the Series C Preferred Stock, each share of the Series C Preferred Stock may be converted into the Company’s Common Stock at a 50% discount to the average of the lowest three (3) trading prices daily volume weighted average prices in the ten trading days immediately prior to the date upon which the convertible preferred stock is converted.

Note 13 – Commitments and Contingencies

Agreements with Placement Agents and Finders

In April 2011, the Company engaged, a Costa Rican investment bank, as its exclusive agent to advise the Company on the structuring of corporate openness and equity placement with the following terms:

●	To assist the Company in connection with a best efforts private placement of up to $9.5 million of the Company’s equity and/or debt securities

●	Compensation – a fee in an amount equal to 5% of the aggregate gross proceeds raised

A former principal member of the board of directors of the Company is an employee of the investment bank.

F-18

STL Marketing Group, Inc. & Subsidiaries

(A Development Stage Company)

Notes to the Condensed Consolidated Financial Statements

September 30, 2013

(Unaudited)

During the year ended December 31, 2011 the Company paid the investment bank fees of $262,000. The Company is disputing $195,400 of these fees. (See Note 4)

Operating Leases

On November 1, 2010, the Company began leasing office space in Colorado Springs. The lease has a three year term. Monthly rent begins at $568 per month and increases over the term of the lease. The Company is also responsible for paying a share of the landlord’s property operating costs. Lease was through 11/14/13 and has been renewed for an additional three years.

On February 19, 2011, the Company began leasing mixed use space in Costa Rica. The lease has a three year term. monthly rent begins at $1,800 per month and increases over the term of the lease. This lease expires in February 2014.

On October 1, 2011, the Company began a virtual office lease. The lease had a one year term and renews automatically. Monthly rent begins at $199 per month and increases over the term of the lease.

Rent expense amounted to $33,480, and $29,534 for the period ending September 30, 2013 and September 30, 2012, respectively and was included in selling, general and administrative expenses in the consolidated statements of operations.

Future minimum lease payments under these operating leases are approximately as follows:

Period Ending September 30,
2013	$11,093
2014	29,111
2015	18,691
2016	19,312
Total	$78,207

Litigations, Claims and Assessments

The Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. Other than the litigation with Costa Rican Investment Bank, as discussed in Note 4, the Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Note 14 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were available to be issued to determine if they must be reported. The Management of the Company determined that there are certain reportable subsequent events to be disclosed as follows.

On October 9, 2013, the Company signed an agreement with Iconic Holdings LLC for an Equity Line of Credit of up to five million dollars ($5,000,000). This line of credit will only be available upon a subsequent registration of the Company’s shares with the SEC, in which the Company signed a convertible note with a $27,500 value to cover the cost associated with the subsequent filings.

F-19

STL Marketing Group, Inc.

December 31, 2012 and 2011

 (Audited)

26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of STL Marketing Group, Inc.

We have audited the accompanying balance sheets of STL Marketing Group, Inc. as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ deficit, and cash flows for each year then ended. STL Marketing Group, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of STL Marketing Group, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 3 to the financial statements, the Company has an accumulated deficit, has incurred losses and the Company is dependent on raising additional capital to meet its future business plans. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, NJ
July 29, 2013

F-1

STL Marketing Group, Inc.

Balance Sheets

	December 31, 2012	December 31, 2011

Assets

Current Assets
Cash	$78	$2,449
Total Current Assets	78	2,449

Other Assets
Due from related party	16,706	-
Land rights	-	350,000
Total Other Assets	16,706	350,000

Total Assets	$16,784	$352,449

Liabilities and Stockholders’ Deficit

Current Liabilities:
Accounts payable and accrued liabilities	$136,543	$124,330
Liabilities to be settled in stock	88,333	43,333
Notes payable	17,100	26,100
Convertible notes payable, net of discount	317,529	305,000
Derivative liabilities	1,230,890	783,994
Total Current Liabilities	1,790,395	1,282,757

Long-Term Liabilities:
Notes payable	-	341,000

Total Long-Term Liabilities	-	341,000

Total Liabilities	1,790,395	1,623,757

Stockholders’ Deficit
Preferred stock
$0.001 par value; 12,000,000 shares authorized; no shares issued and outstanding
Series A Convertible, $0.001 par value; 5,000,000 shares authorized; 4,068,390 shares issued and outstanding	4,068	4,068
Series B, $0.001 par value; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Series C Convertible, $0.001 par value; 1,000,000 shares authorized; 1,000,000 shares issued and outstanding	1,000	1,000
Common stock
$0.001 par value; 500,000,000 shares authorized; 21,623,524 shares issued and outstanding	21,624	21,624
Additional paid in capital	6,260,509	6,260,509
Accumulated deficit	(8,060,812)	(7,558,509)
Total Stockholders’ Deficit	(1,773,611)	(1,271,308)

Total Liabilities and Stockholders’ Deficit	$16,784	$352,449

See accompanying notes to the financial statements

F-2

STL Marketing Group, Inc.

Statements of Operations

	Year Ended
	December 31, 2012	December 31, 2011

Operating expenses
General and Administrative Expenses	82,118	15,271
Total operating expenses	82,118	15,271

Loss from operations	(82,118)	(15,271)

Other income (expense):
Interest expense	(57,278)	(43,068)
Derivative expense	(330,981)	-
Change in fair value of derivative liabilities	(63,915)	(3,312)
Gain on abandonment of rights to use land	31,989	-
Other income (expense) - net	(420,185)	(46,380)

Net loss	$(502,303)	$(61,651)

Net loss per common share - basic and diluted	$(0.02)	$(0.00)

Weighted average common shares outstanding - basic and diluted	21,623,524	21,623,524

See accompanying notes to the financial statements

F-3

STL Marketing Group, Inc.

Statement of Stockholders’ Deficit Years Ended December 31, 2012 and 2011

	Preferred Stock, Class A
	Par Value $.001		Preferred Stock, Class C		Common Stock		Additional		Total
	Stated Value $.50		Par Value $0.001		Par Value $0.001		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2010	4,068,390	$4,068	1,000,000	$1,000	21,623,524	$21,624	$6,260,509	$(7,496,858)	$(1,209,657)

Net loss	-	-	-	-	-	-	-	(61,651)	(61,651)

Balance, December 31, 2011	4,068,390	4,068	1,000,000	1,000	21,623,524	21,624	6,260,509	(7,558,509)	(1,271,308)

Net loss								(502,303)	(502,303)

Balance, December 31, 2012	4,068,390	$4,068	1,000,000	$1,000	$21,623,524	$21,624	$6,260,509	$(8,060,812)	$(1,773,611)

See accompanying notes to the financial statements

F-4

STL Marketing Group, Inc.

Statements of Cash Flows

	Year Ended
	December 31, 2012	December 31, 2011

Cash Flows From Operating Activities:
Net loss	$(502,303)	$(61,651)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization of debt discount	12,529	-
Non-cash compensation	-	10,000
Derivative expense	330,981	-
Change in fair value of derivative liabilities	63,915	3,312
Stock liability expense	45,000
Gain on abandonment of rights to use land	(31,989)	-

Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	44,202	43,561
Net Cash Used in Operating Activities	(37,665)	(4,778)

Cash Flows From Investing Activities:
Loan to related party	(16,706)	-
Net Cash Used in Investing Activities	(16,706)	-

Cash Flows From Financing Activities:
Proceeds from issuance of notes	-	7,100
Proceeds from convertible notes	52,000	-
Net Cash Provided by Financing Activities	52,000	7,100

Net change in cash	(2,371)	2,322

Cash at beginning of year	2,449	127

Cash at end of year	$78	$2,449

Supplemental disclosures of cash flow information:
Interest paid	$-	$-
Income tax paid	$-	$-

Supplemental disclosure of non-cash investing and financing activities:

Debt discount recorded on convertible debt	$52,000
Note issued to acquire rights to use land	$-	$350,000
Abandonment of rights to use land	$350,000

See accompanying notes to the financial statements

F-5

STL Marketing Group, Inc.

December 31, 2012 and 2011

Notes to the Financial Statements

Note 1 – Organization and Operations

STL Marketing Group, Inc.

STL Marketing Group, Inc. (“STLK” or the “Company”) was incorporated February 16, 1999 in the State of Colorado and has not actively operated since December 2009.

On February 4, 2013, the Company merged with Versant Corporation, which is controlled by the Company’s Chief Executive Officer. The transaction was treated as a reverse recapitalization. See Note 13.

Versant Corporation is a Colorado based renewable energy company whose primary focus is to develop and operate renewable energy projects. Its first stage of development is focused on wind energy facilities in Costa Rica.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; the carrying value, recoverability and impairment, if any, of long-lived assets; interest rate, income tax rate, income tax provision and valuation allowance of deferred tax assets; and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.

F-6

STL Marketing Group, Inc.

December 31, 2012 and 2011

Notes to the Financial Statements

The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expense, other receivables, accounts payable and accrued liabilities, approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

The following are the major categories of liabilities measured at fair value on a recurring basis at December 31, 2012 and 2011, using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3):

	December 31, 2012		December 31, 2011
	Assets	Liabilities	Assets	Liabilities

Level 1
None	$-	$-	$-	$

Level 2
None	-	-	-

Level3
Derivative Liabilities	-	1,230,890	-	783,994
	$-	$1,230,890	$-	$783,994

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful livesagainst their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. When long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

F-7

STL Marketing Group, Inc.

December 31, 2012 and 2011

Notes to the Financial Statements

The key assumptions used in management’s estimates of projected cash flow deal largely with forecasts of sales levels, gross margins, and operating costs of the manufacturing facilities. These forecasts are typically based on historical trends and take into account recent developments as well as management’s plans and intentions. Any difficulty in manufacturing or sourcing raw materials on a cost effective basis would significantly impact the projected future cash flows of the Company’s manufacturing facilities and potentially lead to an impairment charge for long-lived assets. Other factors, such as increased competition or a decrease in the desirability of the Company’s products, could lead to lower projected sales levels, which would adversely impact cash flows. A significant change in cash flows in the future could result in an impairment of long lived assets.

The impairment charges, if any, is included in operating expenses in the accompanying statements of operations. The Company has not recorded any impairment charges during the years ended December 31, 2012 and 2011.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life. Upon sale or retirement of furniture and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Leasehold improvements, if any, are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.

Leases

Lease agreements are evaluated to determine whether they are capital leases or operating leases in accordance with paragraph 840-10-25-1 of the FASB Accounting Standards Codification (“Paragraph 840-10-25-1”). When substantially all of the risks and benefits of property ownership have been transferred to the Company, as determined by the test criteria in Paragraph 840-10-25-1, the lease then qualifies as a capital lease. Capital lease assets are depreciated on a straight line method, over the capital lease assets estimated useful lives consistent with the Company’s normal depreciation policy for tangible fixed assets. Interest charges are expensed over the period of the lease in relation to the carrying value of the capital lease obligation.

Rent expense for operating leases, which may include free rent or fixed escalation amounts in addition to minimum lease payments, is recognized on a straight-line basis over the duration of each lease term.

Research and Development

Research and development is expensed as incurred.

Advertising Costs

Advertising costs are expensed as incurred.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-8

STL Marketing Group, Inc.

December 31, 2012 and 2011

Notes to the Financial Statements

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationships involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company intends to follow paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company has not generated any revenue during the years ended December 31, 2012 and 2011.

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

F-9

STL Marketing Group, Inc.

December 31, 2012 and 2011

Notes to the Financial Statements

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a share option and similar instrument that the counterparty has the right to exercise expires unexercised.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the fiscal year ended December 31, 2012 or 2011. The Company believes prior open tax periods are subject to examination by tax authorities.

F-10

STL Marketing Group, Inc.

December 31, 2012 and 2011

Notes to the Financial Statements

Net Income (Loss) per Common Share

Basic earnings/loss per share (“EPS”) is computed by dividing net loss attributable to the Company that is available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of warrants), and convertible debt, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.

The Company has the following potential common stock equivalents at December 31, 2012 and 2011:

	December 31, 2012	December 31, 2011

Convertible Debt	187,817,823	397,812,303
Liability to be settled in common stock (1)	5,098,000	14,444,333
Liability to be settled in common stock (exercise price $0.00497/share) (2)	9,054,326	-
	201,970,149	412,256,636

(1)	Fair value was $43,333 at December 31, 2012 and 2011. See Note 6.
(2)	Fair value was $45,000 at December 31, 2012. See Note 6.

Certain of the outstanding convertible debt contain a discount to, market provision that would cause variability in the exercise price at each balance sheet date.  As a result, common stock equivalents may change at each reporting period.

The Company reflected a net loss for the years ended December 31, 2012 and 2011; therefore, the effect of considering any common stock equivalents would have been anti-dilutive; consequently, a separate computation of diluted earnings (loss) per share is not presented.

Derivative Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes.  In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model.  In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement.  If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives.  In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

Original Issue Discount

For certain convertible debt issued, the Company provides the debt holder with an original issue discount.  The original issue discount is recorded to debt discount, reducing the face amount of the note and is amortized to interest expense over the life of the debt.

Debt Issue Costs and Debt Discount

The Company may pay debt issue costs, and record debt discounts in connection with raising funds through the issuance of convertible debt.  These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

F-11

STL Marketing Group, Inc.

December 31, 2012 and 2011

Notes to the Financial Statements

Recently Issued Accounting Pronouncements

In February 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, an amendment to FASB ASC Topic 220. The update requires disclosure of amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present either on the face of the statement of operations or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period. For amounts not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts. This ASU is effective prospectively for the Company fiscal years, and interim periods within those years beginning after December 15, 2012. The Company will comply with the disclosure requirements of this ASU for the quarter ending March 31, 2013. The Company does not expect the impact of adopting this ASU to be material to the Company’s financial position, results of operations or cash flows.

In January 2013, the FASB issued ASU 2013-01 which clarifies which instruments and transactions are subject to the offsetting disclosure requirements established by ASU 2011-11.  The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to the financial statement users.  In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under International Financial Reporting Standards (IFRS).  ASU 2013-01 is effective for all entities (public and private) for the fiscal years beginning on or after January 1, 2013, and interim periods within.  Retrospective application is required for any period presented that begins before the entity’s initial application of the new requirements.  The Company does not expect the adoption of this ASU will have a material impact on it consolidate financial statements.

In July 2012, the FASB issued the ASU 2012-02, Intangibles-Goodwill and Other: Testing Indefinite-Lived Intangible Assets for Impairment, that allows entities to have the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with ASC 350-30. An entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative impairment test. An entity will be able to resume performing the qualitative assessment in any subsequent period. The guidance is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The Company does not expect the adoption of these provisions to have a significant effect on its financial statements.

In December 2011, the FASB issued the ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, that deferred the effective date for amendments to the presentation of reclassifications of items out of other comprehensive income. ASU 2011-12 was issued to allow the FASB time to redeliberate the presentation requirements for reclassifications out of accumulated other comprehensive income for annual and interim financial statements for public, private, and non-profit entities. During the redeliberation period, entities will continue to report reclassifications out of accumulated other comprehensive income using guidance in effect before ASU 2011-05 was issued. ASU 2011-05 is to be applied retrospectively and is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The adoption of these provisions did not have a material effect on the Company’s financial statements.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The guidance in ASU 2011-04 changes the wording used to describe the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements, including clarification of the FASB’s intent about the application of existing fair value and disclosure requirements and changing a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this ASU should be applied prospectively and are effective for interim and annual periods beginning after December 15, 2011. Early adoption by public entities is not permitted. The adoption of this guidance did not have a material impact on the Company’s financial position or results of operations.

Other Recently Issued, but Not Yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

F-12

STL Marketing Group, Inc.

December 31, 2012 and 2011

Notes to the Financial Statements

Note 3 – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying consolidated financial statements, the Company has an accumulated deficit at December 31, 2012, a net loss and net cash used in operating activities for the year then ended, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue its operations is dependent on Management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Notes Payable

In March 2011, third parties loaned the Company $11,500 under demand notes. The $1,500 note has 10%, while the $10,000 note was for service and has no interest.

In March 2011, the Company issued a note for $350,000, with an interest rate of 6% per year, for property in Texas, in the county of Terrell. This note was cancelled in October 2012. (See Note 5)

In December 2011, third parties loaned the Company $5,600 under a demand note bearing interest at 10%.

	December 31, 2012	December 31, 2011
In March 2011, third parties loaned the Company $11,500 under demand notes. The $1,500 note has 10%, while the $10,000 note was for service and has no interest.	$11,500	$11,500
In March 2011, the Company issued a note for $350,000, with an interest rate of 6% per year, for property in Texas, in the county of Terrell. This note was cancelled in October 2012. (See Note 5)		350,000
In December 2011, third parties loaned the Company $5,600 under a demand note bearing interest at 10%.	5,600	5,600
Total	17,100	367,100

These notes are unsecured.

Note 5 – Investment Property

The Company in March of 2011, invested in property rights in Sanderson, Texas. The property involved has a property description of Survey 31, Abstract 413 Certificate #1838 Block A-Z in the State of Texas, County of Terrell, City of Sanderson.

In October 2012, the Company signed a Cancellation of Security Agreement and Promissory Note with the note holder, in which the parties agree the STL Marketing Group owes nothing at time of cancellation or in the future. This agreement and promissory note was cancelled in conjunction and prior to the merger with Versant.

See Note 4.

Note 6 – Liabilities to be Settled in Stock

In March of 2008, the Company entered into an asset purchase agreement to purchase certain tangible and intangible assets for $65,000 in STLK common stock.  As of December 31, 2012 and 2011, a liability totaling $43,333 exists related to these unissued shares.

F-13

STL Marketing Group, Inc.

December 31, 2012 and 2011

Notes to the Financial Statements

In August 2012, the Company executed a consulting agreement with a third party to provide various services. Under the terms of the agreement, the consultant will be paid $10,000 per month for 6 months in the form of free trading shares. The share total is computed as follows:

●	Earned compensation will accrue interest at 6%; and
●	Accrued compensation will be convertible at a discount of 70% to market, based upon the average of the lowest 3 closing bid prices of the 20 days preceding any conversion

At December 31, 2012, the Company had recorded an accrual for $45,000. As of the date of the accompanying report, the entire $60,000 had been accrued, yet remains outstanding and available to be converted.

Note 7 – Convertible Notes Payable

(A)	Convertible Notes Payable

At December 31, 2012 and December 31, 2011, convertible debt consisted of the following:

	Year ended	Year ended
	December 31, 2012	December 31, 2011

Convertible into 50% of the average of the lowest three closing prices during the 20 trading days immediately preceding conversion. These notes matured in July 2008 ($75,000), November 2008 ($100,000) and February 2010 ($15,000). These notes are currently in default.	$190,000	$190,000
Convertible into 50% of the five day average closing bid prices immediately preceding conversion. This note matured in July 2008 and is currently in default.	50,000	50,000
Convertible into 10% of the average of the lowest three closing prices during the 20 trading days immediately preceding conversion. This note matured in March 2008 and is currently in default.	40,000	40,000
Convertible into 75% of the average of the lowest three closing prices during the 20 trading days immediately preceding conversion. These notes matured in May and June of 2010. These notes are currently in default.	25,000	25,000
Convertible into 50% of the average of the lowest three closing prices during the 10 trading days immediately preceding conversion. Notes of $47,000 mature in July 2013 and $5,000 in December 2013.	52,000	-

	$357,000	$305,000

The debt holders are entitled, at their option, to convert all or part of the principal and accrued interest into shares of the Company’s common stock at conversion prices and terms discussed above.  The Company classifies embedded conversion features in these notes as a derivative liability due to the discount to market feature which could require a settlement in shares that cannot be determined until such conversions occur. The Company may not be able to determine if sufficient authorized shares exist in connection with contemplated conversions, which requires liability classification.

F-14

STL Marketing Group, Inc.

December 31, 2012 and 2011

Notes to the Financial Statements

Convertible debt consisted of the following activity and terms:

		Interest Rate	Maturity

Convertible Debt Balance as of December 31, 2010	$305,000	6% - 10%	Due on Demand (in Default)

Borrowings during the year December 31, 2011	-

Convertible Debt Balance as of December 31, 2011	305,000

Borrowings during the year December 31, 2012	52,000	8%	July 1,2013-July 29, 2013

Convertible Debt Balance as of December 31, 2012	357,000

Debt Discount	(39,471)

Convertible Debt Balance as of December 31, 2012 - net	$317,529

(B)	Debt Discount

During the year ended December 31, 2012 and 2011, the Company recorded debt discounts totaling $52,000 and $0, respectively.

The debt discount recorded in 2012 pertains to convertible debt that contains embedded conversion options that are required to bifurcated and reported at fair value.

The Company amortized $12,529 in 2012 to interest expense.

	December 31, 2012	December 31, 2011

Debt Discount	$52,000	$-
Amortization of debt discount	(12,529)	-

Debt discount - net	$39,471	$-

Note 8 – Derivative Liabilities

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

Derivative liability - December 31, 2010	$780,682
Fair value mark to market adjustment for convertible instruments	3,312
Derivative liability - December 31, 2011	783,994
Fair value mark to market adjustment for convertible instruments	63,915
Fair value at the commitment date for convertible instruments	382,981
Derivative liability - December 31, 2012	$1,230,890

The Company records debt discount to the extent of the gross proceeds raised, any excess amount is recorded as a derivative expense.  The Company recorded a derivative expense of $330,981 and $0.00 for the year ended December 31, 2012 and 2011, respectively.

The fair value at the commitment and re-measurement dates for the Company’s derivative liabilities were based upon the following management assumptions during 2012:

	Commitment Date	Remeasiuement Date

Expected dividends:	0%	0%
Expected volatility:	243% - 498%	212%-4S9%
Expected term:	0.54- 1 year	0.01 -0.95 year
Risk free interest rite:	0.09%-0.17%	0.02%-0.16%

F-15

STL Marketing Group, Inc.

December 31, 2012 and 2011

Notes to the Financial Statements

The fair value at the commitment and re-measurement dates for the Company’s derivative liabilities were based upon the following management assumptions as of December 31, 2011:

Expected dividends:	0%
Expected volatility:	102%
Expected term:	0.01 -0.05 year
Risk free interest rite:	0.01%

Note 9 – Related Party Transactions

(A) Due from Related Party

During the year ended December 31, 2012, the Company loaned a related party $16,706 to cover operating expenses. Subsequent to December 31, 2012, the Company entered into a share exchange with this related party. The loan is non-interest bearing, unsecured and due on demand. The balance on the loan at December 31, 2012 was $16,706. In connection with the reverse recapitalization, these amounts were eliminated.

Note 10 – Stockholders Deficit

STLK Class of Shares

The Company is authorized to issue 20,000,000 shares of preferred stock and 500,000,000 shares of common stock, each at $0.001 par value. See Note 13.

Common Stock:

Subject to the foregoing provisions, dividends may be declared on the Common Stock, and each Share of Common Stock shall entitle the holder thereof to one vote in all proceedings in which action shall be taken by stockholders of the Corporation.

Class A Preferred:

In April 2009, the Board of Directors designated 5,000,000 shares of the Company’s Preferred Stock (par value $0.001) as Series A Preferred Stock with each of the Series A Preferred Stock to have a stated value of fifty cents ($0.50) per share and each share of the Series A Preferred Stock shall have the following rights and privileges:

1.	Voting Rights. Each share of the Series A Preferred Stock shall have 1,000 votes per share and the holder(s) of the Series A Preferred Stock shall have the right to vote with the holders of the Company’s Common Stock on all matters that are submitted to the Company’s stockholders.

2.	Dividend Rights. Each share of the Series A Preferred Stock shall not be entitled to any dividends, whether ordinary or liquidating that may be declared or paid by this Company.

3.	Sinking Fund. No sinking fund shall be established in connection with the retirement of the Series A Preferred Stock.

4.	Conversion Rights. At the option of the holder of the Series A Preferred Stock, each share of the Series A Preferred Stock may be converted into the Company’s Common Stock at any time and from time to time following the first anniversary of the Issue Date of such Series A Preferred Stock at the greater of $0.10 or 50% of the five day average closing bid price immediately preceding the Conversion Date.

Class B Preferred:

Series B Preferred Stock has 2,000,000 shares authorized and issued, with a $0.001 par value, with each share of the Series B Preferred Stock to have the following rights and privileges:

1.	Voting Rights. Each share of the Series B Preferred Stock shall have no voting rights per share.

2.	Dividend Rights. Each share of the Series B Preferred Stock shall not be entitled to any dividends, whether ordinary or liquidating that may be declared or paid by this Company

3.	Sinking Fund. No sinking fund shall be established in connection with the retirement of the Series B Preferred Stock.

5.	Conversion Rights. The Series B Preferred Stock shall be entitled to convert into shares of the Company’s Common Stock at any time following the one hundred eighty (180) calendar days from the date of issuance at a conversion price equal to 50% of the five (5) day average closing bid price of the Company’s Common Stock preceding the date at which the Company receives written notice from the holder of its election to convert.

Class C Preferred:

Series C Preferred Stock has 1,000,000 shares authorized, with a $0.001 par value, with each share of the Series C Preferred Stock to have the following rights and privileges:

1.	Voting Rights. Each share of the Series C Preferred Stock shall have 1,000 votes per share and the holder(s) of the Series C Preferred Stock shall have the right to vote with the holders of the Company’s Common Stock on all matters that are submitted to the Company’s stockholders.

2.	Dividend Rights. Each share of the Series C Preferred Stock shall not be entitled to any dividends, whether ordinary or liquidating, that may be declared or paid by this Company.

3.	Sinking Fund. No sinking fund shall be established in connection with the retirement of the Series C Preferred Stock.

4.	Conversion Rights. The Series C Preferred Stock shall not be entitled to convert into the Company’s Commons Stock or any other class or series of the Company’s capital stock.

Note 11 – Income Taxes

The Company recognizes deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  The Company has established a valuation allowance to reflect the likelihood of the realization of deferred tax assets.

The Company has a net operating loss carryforward for tax purposes totaling approximately $7,650,000 at December 31, 2012, expiring through 2032. U.S. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).

Significant deferred tax assets at December 31, 2012 and 2011 are approximately as follows:

	2012	2011
Gross deferred tax assets:
Net operating loss carryforwards	$2,835,000	$2,800,000
Total deferred tax assets	2,835,000	2,800,000
Less: valuation allowance	(2,835,000)	(2,800,000)
Net deferred tax asset recorded	$-	$-

The valuation allowance at December 31, 2011 was approximately $2,800,000. The net change in valuation allowance during the year ended December 31, 2012 was an increase of approximately $35,000.

F-16

STL Marketing Group, Inc.

December 31, 2012 and 2011

Notes to the Financial Statements

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.   Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2012 and 2011.

The actual tax benefit differs from the expected tax benefit for the years ended December 31, 2012 and 2011 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes and 4.63% for State income taxes, a blended rate of 37.06%) approximately as follows:

	2012	2011
Expected tax expense (benefit) - Federal	$(163,000)	$(20,000)
Expected tax expense (benefit) - State	(23,000)	(3,000)
Derivative expense	123,000	-
Change in fair value of derivative liabilities	24,000	1,000
Amortization of debt discount	4,000
Change in valuation allowance	35,000	22,000
Actual tax expense (benefit)	$-	$-

The U.S. federal statute of limitations for assessment of income tax is currently open for the years ended December 31, 2009 - 2012 In certain circumstances, the U.S. federal statute of limitations can reach beyond the standard three-year period. State statutes of limitations for income tax assessments vary from state to state.

There was no income tax expense for the years ended December 31, 2012 and 2011 due to the Company’s net losses.

Note 12 – Contingencies

The Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Note 13 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were available to be issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent events to be disclosed as followed:

Reverse Recapitalization

On February 4, 2013, the Company completed a reverse merger with Versant Corporation, a then private corporation, and Versant Corporation became the surviving corporation, in a transaction treated as a reverse recapitalization. STLK did not have any operations.

The transaction also requires a recapitalization of Versant. Since Versant acquired a controlling interest, it was deemed the accounting acquirer, while STLK was deemed the legal acquirer. The historical financial statements of the Company will be those of Versant and of the consolidated entities from the date of recapitalization and subsequent.

For financial reporting purposes; Versant became an operating subsidiary of STLK

In February 2013, the Board restructured the capital structure of STLK by amending its two classes of stock, which are Preferred Stock and Common Stock

F-17

STL Marketing Group, Inc.

December 31, 2012 and 2011

Notes to the Financial Statements

Class A Preferred:

Authorized shares were reduced from 5,000,000 to 1,800,000 shares, with par value increasing from $0.001 to $1/share. Each share of the Series A Preferred Stock has the following rights and privileges:

1.	Voting Rights. Each share of the Series A Preferred Stock shall have a one vote per share and the holder(s) of the Series A Preferred Stock shall have the right to vote with the holders of the Company’s Common Stock on all matters that are submitted to the Company’s stockholders.

2.	Dividend Rights. Each share of the Series A Preferred Stock shall be entitled to a 10% preferred annual dividend on Par ($0.10 per share) non-cumulative on any dividends, whether ordinary or liquidating that may be declared or paid by this Company.

3.	Sinking Fund. No sinking fund shall be established in connection with the retirement of the Series A Preferred Stock.

4.	Conversion Rights. At the option of the holder of the Series A Preferred Stock, each share of the Series A Preferred Stock may be converted into the Company’s Common Stock based upon the average trading price for the 10 trading days prior to conversion.

Class B Preferred:

Authorized shares were increased from 2,000,000 to 1,400,000,000 shares. Each share of the Series B Preferred Stock has the following rights and privileges:

1.	Voting Rights. Each share of the Series B Preferred Stock shall have a 1.6 vote right per share.

2.	Dividend Rights. Each share of the Series B Preferred Stock shall be entitled to any non-preferred dividends, whether ordinary or liquidating, that may be declared or paid by this Company.

3.	Sinking Fund. No sinking fund shall be established in connection with the retirement of the Series B Preferred Stock.

4.	Conversion Rights. The Series B Preferred Stock shall not be entitled to convert into shares of the Company’s Common Stock at anytime.

5.	Restricted. Series B Preferred Stock shall be restricted from being traded publicly, sold in part, transferred, encumbered or otherwise put at risk. The stock may be sold only if 100% of the Company is sold to a qualified party that can maintain the legal requirements for renewable energy generation in Costa Rica or if the laws in Costa Rica change allowing this block to be released.

Class C Preferred:

Authorized shares were reduced from 1,000,000 to 125,000 shares. Each share of the Series C Preferred Stock has the following rights and privileges:

1.	Voting Rights. Each share of the Series C Preferred Stock shall have no voting rights.

2.	Dividend Rights. Each share of the Series C Preferred Stock shall not be entitled to any dividends, whether ordinary or liquidating, that may be declared or paid by this Company.

3.	Sinking Fund. No sinking fund shall be established in connection with the retirement of the Series C Preferred Stock.

4.	Conversion Rights. At the option of the holder of the Series C Preferred Stock, each share of the Series C Preferred Stock may be converted into the Company’s Common Stock at a 50% discount to the average of the lowest three (3) trading prices daily volume weighted average prices in the ten trading days immediately prior to the date upon which the convertible preferred stock is converted.

Common Stock:

Authorized shares of common stock were increased from 500,000,000 to 2,600,000,000 shares. Subject to the foregoing provisions, dividends may be declared on the Common Stock, and each Share of Common Stock shall entitle the holder thereof to one vote in all proceedings in which action shall be taken by stockholders of the Corporation.

F-18

Versant Corporation

December 31, 2012 and 2011

 (Audited)

27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Versant Corporation

We have audited the accompanying consolidated balance sheets of Versant Corporation as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ deficit, and cash flows for each year then ended and for the period April 8, 2010 (Date of Inception) through December 31, 2012. Versant Corporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Versant Corporation as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended and for the period April 8, 2010 (Date of Inception) through December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 3 to the financial statements, the Company is in the development stage, has an accumulated deficit, has incurred losses since inception and the Company is dependent raising additional capital to meet its future business plans. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, NJ
July 29, 2013

F-1

Versant Corporation
(A Development Stage Company)
Consolidated Balance Sheets

	December 31, 2012	December 31, 2011

Assets

Current Assets
Cash	$185	$26,960
Prepaid expenses	399	349
Total Current Assets	584	27,309

Property and Equipment, net	10,060	12,958

Other Assets
Deposit for acquisition of STLK	25,000	-
Due from Aldesa, net of allowance	-	-
Land lease, net	-	130,275
Security deposits	4,533	4,533
Total Other Assets	29,533	134,808

Total Assets	$40,177	$175,075

Liabilities and Stockholders’ Deficit

Current Liabilities:
Accounts payable and accrued liabilities	$380,367	$94,642
Accounts payable - related party	200,759	38,284
Due to related party	16,706	-
Notes payable	50,000	50,000
Notes payable - related party	76,874	49,329
Total Current Liabilities	724,706	232,255

Commitments and Contingencies

Stockholders’ Deficit
Preferred stock
Class A voting, $1.00 par value; 1,800,000 shares authorized; 1,800,000 shares issued and outstanding	1,800,000	1,800,000
Common stock
Class B voting, $0.01 par value; 10,000,000 shares authorized; 200,003 shares issued and outstanding	2,000	2,000
Class X voting, $0.01 par value; 6,000,000 shares authorized; 6,000,000 shares issued and outstanding	60,000	60,000
Additional paid in capital, preferred stock	(232,000)	(232,000)
Discount on preferred stock	(1,067,999)	(1,067,999)
Additional paid in capital, common stock	387,000	387,000
Discount on common stock	(59,000)	(59,000)
Deficit accumulated during the development stage	(1,574,530)	(947,181)
Total Stockholders’ Deficit	(684,529)	(57,180)

Total Liabilities and Stockholders’ Deficit	$40,177	$175,075

See accompanying notes to the consolidated financial statements

F-2

Versant Corporation
(A Development Stage Company)
Consolidated Statements of Operations

			For the Period
			April 8, 2010
			(Date of Inception)
	For the Year Ended		to
	December 31, 2012	December 31, 2011	December 31, 2012

Revenues	$-	$-	$-

Cost of revenues	-	-	-

Gross profit	-	-	-

Operating expenses
Compensation	274,696	289,505	564,201
Professional fees	205,840	283,941	717,130
Selling, general and administrative	81,238	108,254	227,349
Total operating expenses	561,774	681,700	1,508,680

Loss from operations	(561,774)	(681,700)	(1,508,680)

Other income (expense):
Interest expense	(6,850)	(275)	(7,125)
Loss on abandonment of land lease	(58,725)	-	(58,725)

Other income (expense) - net	(65,575)	(275)	(65,850)

Loss before income tax provision	(627,349)	(681,975)	(1,574,530)

Income tax provision	-	-	-

Net loss	$(627,349)	$(681,975)	$(1,574,530)

Net loss per common share - basic and diluted	$(0.10)	$(0.13)

Weighted average common shares outstanding
-basic and diluted	6,200,003	5,294,440

See accompanying notes to the consolidated financial statements

F-3

Versant Corporation
(A Development Stage Company)
Consolidated Statement of Stockholders’ Deficit
For the Period April 8, 2010 (Date of Inception) through December 31, 2012

	Preferred Stock, Class A				Common Stock, Class B		Commo Stock, Class X
	Par Value $1.00				Par Value $0.01		Par Value $0.01
	Shares	Amount	Additional Paid-In Capital, Preferred Stock	Discount on Preferred Stock	Shares	Amount	Shares	Amount	Additional Paid-In Capital, Common Stock	Discount on Common Stock	Deficit Accumulated During the Development Stage	Total Stockholders’ Deficit

Balance, April 8, 2010	-	$-	$-	$-	-	$-	-	$-	$-	$-	$-	$-

Common stock issued for services	-	-	-	-	-	-	1,000	1,000	-	-	-	1,000

Common stock issued for services	-	-	-	-	3	-	-	-	219,000	-		219,000

Net loss	-	-	-	-	-	-	-	-	-	-	(265,206)	(265,206)

Balance, December 31, 2010	-	-	-	-	3	-	1,000	1,000	219,000	-	(265,206)	(45,206)

Common stock cancelled	-	-	-	-	-	-	(1,000)	(1,000)	-	-	-	(1,000)

Common stock reissued	-	-	-	-	-	-	6,000,000	60,000	-	(59,000)	-	1,000

Preferred stock issued for cash	1,800,000	1,800,000	-	(1,067,999)	-	-	-	-	-	-	-	732,001

Stock issuance costs, preferred stock	-	-	(232,000)	-	-	-	-	-	-	-	-	(232,000)

Common stock issued for cash	-	-	-	-	200,000	2,000	-	-	198,000	-	-	200,000

Stock issuance costs, common stock	-	-	-	-	-	-	-	-	(30,000)	-	-	(30,000)

Net loss											(681,975)	(681,975)

Balance, December 31, 2011	1,800,000	1,800,000	(232,000)	(1,067,999)	200,003	2,000	6,000,000	60,000	387,000	(59,000)	(947,181)	(57,180)

Net loss	-	-	-	-	-	-	-	-	-	-	(627,349)	(627,349)

Balance, December 31, 2012	1,800,000	$1,800,000	$(232,000)	$(1,067,999)	200,003	$2,000	6,000,000	$60,000	$387,000	$(59,000)	$(1,574,530)	$(684,529)

See accompanying notes to the consolidated financial statements

F-4

Versant Corporation
(A Development Stage Company)
Consolidated Statements of Cash Flows

			For the Period
			April 8, 2010
			(Date of Inception)
	For the Year Ended		to
	December 31, 2012	December 31, 2011	December 31, 2012

Cash Flows From Operating Activities:
Net loss	$(627,349)	$(681,975)	$(1,574,530)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	6,948	6,664	13,682
Stock based compensation	-	-	220,000
Loss on abandonment of land lease	58,725	-	58,725
Changes in operating assets and liabilities:
Prepaid expenses	(50)	(125)	(399)
Security deposits	-	(3,398)	(4,533)
Accounts payable and accrued liabilities	285,725	87,385	380,367
Accounts payable - related party	162,475	24,534	200,759
Net Cash Used in Operating Activities	(113,526)	(566,915)	(705,929)

Cash Flows From Investing Activities:
Net proceeds from disposition of land lease	67,500	-	67,500
Cash payment for land lease	-	(67,500)	(135,000)
Purchase of property and equipment	-	(12,461)	(14,967)
Deposit for acquisition of STLK	(25,000)	-	(25,000)
Net Cash Provided by (Used in) Investing Activities	42,500	(79,961)	(107,467)

Cash Flows From Financing Activities:
Proceeds from notes	-	-	50,000
Proceeds from related party notes	35,478	13,500	95,428
Repayment of related party notes	(7,933)	(10,296)	(18,554)
Proceeds from related party loans	16,706	-	16,706
Proceeds from issuance of preferred stock	-	732,001	732,001
Stock issuance costs, preferred stock	-	(232,000)	(232,000)
Proceeds from issuance of common stock	-	200,000	200,000
Stock issuance costs, common stock	-	(30,000)	(30,000)
Net Cash Provided by (Used in) Financing Activities	44,251	673,205	813,581

Net change in cash	(26,775)	26,329	185

Cash at beginning of period	26,960	631	-

Cash at end of period	$185	$26,960	$185

Supplemental disclosures of cash flow information:
Interest paid	$2,238	$275	$2,513
Income tax paid	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:

See accompanying notes to the consolidated financial statements

F-5

Versant Corporation and Subsidiaries

December 31, 2012 and 2011

(A development Stage Company)

Notes to the Consolidated Financial Statements

Note 1 – Organization and Operations

Versant Corporation

Versant Corporation (“Versant” or the “Company”) was incorporated under the laws of the State of Delaware on April 8, 2010. The Company operates as a domestic holding company. Together, with its subsidiaries described below, the Company is a renewable energy company whose primary focus is to develop and operate renewable energy projects. Its first stage of development is focused on wind energy facilities in Costa Rica.

See Note 14 for reverse recapitalization and change in control transaction.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The Company’s consolidated subsidiaries and/or entities are as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

Energia Renovable Versant SRL (ER) (1)	Costa Rica	May, 2010	100%

V Tres Los Inocentes SRL (V3) (2)	Costa Rica	October, 2010	100%

(1)	ER was incorporated to establish renewable energy wind parks in Costa Rica. ER is the sole stockholder of V3.
(2)	V3 was incorporated to build and operate the first energy development on the Los Inocentes site. In April 2013, the name V Tres Los Inocentes SRL was changed to V Tres Bache SRL.

The consolidated financial statements include all accounts of the Company and consolidated subsidiaries and/or entities as of December 31, 2012 and 2011 and for the Period April 8, 2010 through December 31, 2012.

All inter-company balances and transactions have been eliminated.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; the carrying value, recoverability and impairment, if any, of long-lived assets; interest rate, income tax rate, income tax provision and valuation allowance of deferred tax assets; and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

F-6

Versant Corporation and Subsidiaries

December 31, 2012 and 2011

(A development Stage Company)

Notes to the Consolidated Financial Statements

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expense, other receivables, accounts payable and accrued liabilities, approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. When long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

F-7

Versant Corporation and Subsidiaries

December 31, 2012 and 2011

(A development Stage Company)

Notes to the Consolidated Financial Statements

The key assumptions used in management’s estimates of projected cash flow deal largely with forecasts of sales levels, gross margins, and operating costs of the manufacturing facilities. These forecasts are typically based on historical trends and take into account recent developments as well as management’s plans and intentions. Any difficulty in manufacturing or sourcing raw materials on a cost effective basis would significantly impact the projected future cash flows of the Company’s manufacturing facilities and potentially lead to an impairment charge for long-lived assets. Other factors, such as increased competition or a decrease in the desirability of the Company’s products, could lead to lower projected sales levels, which would adversely impact cash flows. A significant change in cash flows in the future could result in an impairment of long lived assets.

The impairment charges, if any, is included in operating expenses in the accompanying statements of operations. The Company has not recorded any impairment charges during the years ended December 31, 2012 and 2011 or the period April 8, 2010 (inception) to December 31, 2012.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life. Upon sale or retirement of furniture and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Leasehold improvements, if any, are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.

Leases

Lease agreements are evaluated to determine whether they are capital leases or operating leases in accordance with paragraph 840-10-25-1 of the FASB Accounting Standards Codification (“Paragraph 840-10-25-1”). When substantially all of the risks and benefits of property ownership have been transferred to the Company, as determined by the test criteria in Paragraph 840-10-25-1, the lease then qualifies as a capital lease. Capital lease assets are depreciated on a straight line method, over the capital lease assets estimated useful lives consistent with the Company’s normal depreciation policy for tangible fixed assets. Interest charges are expensed over the period of the lease in relation to the carrying value of the capital lease obligation.

Rent expense for operating leases, which may include free rent or fixed escalation amounts in addition to minimum lease payments, is recognized on a straight-line basis over the duration of each lease term.

Research and Development

Research and development is expensed as incurred.

Advertising Costs

Advertising costs are expensed as incurred.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-8

Versant Corporation and Subsidiaries

December 31, 2012 and 2011

(A development Stage Company)

Notes to the Consolidated Financial Statements

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationships involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company is currently in the development stage and has not generated any revenue.

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

F-9

Versant Corporation and Subsidiaries

December 31, 2012 and 2011

(A development Stage Company)

Notes to the Consolidated Financial Statements

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a share option and similar instrument that the counterparty has the right to exercise expires unexercised.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

F-10

Versant Corporation and Subsidiaries

December 31, 2012 and 2011

(A development Stage Company)

Notes to the Consolidated Financial Statements

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the fiscal year ended December 31, 2012 or 2011. The Company believes that all prior periods are still subject to examination by tax authorities.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

Recently Issued Accounting Pronouncements

In February 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, an amendment to FASB ASC Topic 220. The update requires disclosure of amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present either on the face of the statement of operations or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period. For amounts not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts. This ASU is effective prospectively for the Company fiscal years, and interim periods within those years beginning after December 15, 2012. The Company will comply with the disclosure requirements of this ASU for the quarter ending March 31, 2013. The Company does not expect the impact of adopting this ASU to be material to the Company’s financial position, results of operations or cash flows.

In January 2013, the FASB issued ASU 2013-01 which clarifies which instruments and transactions are subject to the offsetting disclosure requirements established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to the financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under International Financial Reporting Standards (IFRS). ASU 2013-01 is effective for all entities (public and private) for the fiscal years beginning on or after January 1, 2013, and interim periods within. Retrospective application is required for any period presented that begins before the entity’s initial application of the new requirements. The Company does not expect the adoption of this ASU will have a material impact on it consolidate financial statements.

In July 2012, the FASB issued the ASU 2012-02, Intangibles-Goodwill and Other: Testing Indefinite-Lived Intangible Assets for Impairment that allows entities to have the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with ASC 350-30. An entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative impairment test. An entity will be able to resume performing the qualitative assessment in any subsequent period. The guidance is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The Company does not expect the adoption of these provisions to have a significant effect on its financial statements.

F-11

Versant Corporation and Subsidiaries

December 31, 2012 and 2011

(A development Stage Company)

Notes to the Consolidated Financial Statements

In December 2011, the FASB issued the ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, that deferred the effective date for amendments to the presentation of reclassifications of items out of other comprehensive income. ASU 2011-12 was issued to allow the FASB time to redeliberate the presentation requirements for reclassifications out of accumulated other comprehensive income for annual and interim financial statements for public, private, and non-profit entities. During the redeliberation period, entities will continue to report reclassifications out of accumulated other comprehensive income using guidance in effect before ASU 2011-05 was issued. ASU 2011-05 is to be applied retrospectively and is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The adoption of these provisions did not have a material effect on the Company’s financial statements.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The guidance in ASU 2011-04 changes the wording used to describe the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements, including clarification of the FASB’s intent about the application of existing fair value and disclosure requirements and changing a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this ASU should be applied prospectively and are effective for interim and annual periods beginning after December 15, 2011. Early adoption by public entities is not permitted. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

Other Recently Issued, but Not Yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying consolidated financial statements, the Company is in the development stage, has an accumulated deficit at December 31, 2012, a net loss and net cash used in operating activities for the year then ended, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue its operations is dependent on Management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Property and Equipment

	December 31, 2012	December 31, 2011
Property and equipment are as follows:
Furniture and fixtures	$4,909	$4,909
Machinery and equipment	7,551	7,551
Leasehold improvements	2,507	2,507
	14,967	14,967
Accumulated depreciation and amortization	(4,907)	(2,009)
Property and equipment - net	$10,060	$12,958

F-12

Versant Corporation and Subsidiaries

December 31, 2012 and 2011

(A development Stage Company)

Notes to the Consolidated Financial Statements

Depreciation expense for the years ended December 31, 2012 and 2011 and for the period April 8, 2010 (inception) through December 31, 2012 was $2,898,$1,939 and $4,907, respectively.

Note 5 – Intangible Assets

Intangible assets were comprised of the following at December 31, 2012 and 2011:

	December 31, 2012	December 31, 2011
Land lease	$-	$135,000
Accumulated amortization	-	(4,725)
Land lease, net	$-	$130,275

On November 4, 2010 the Company entered into an agreement with TV S.A. to develop land for a wind farm. The Company made two payments totaling $135k for property rights. The payments for the property rights were being amortized over the life of the agreement, which was 25 years. On September 4, 2012, the agreement was cancelled and Versant received 50% of its initial deposit back. The Company had recorded amortization of the land rights totaling $8,775. In September 2012, the Company recorded a loss on settlement of $58,725, for the difference between the net book value remaining on the property rights and the cash received.

Amortization expense related to the intangibles with finite lives totaled $4,050, $4,725and $8,775 for the years ended December 31, 2012 and 2011 and for the period April 8, 2010 (inception) through December 31, 2012, respectively and was included in selling, general and administrative expenses in the consolidated statement of operations.

Note 6 – Due From Investment Bank

In April 2011, the Company engaged a Costa Rican investment bank, as its exclusive agent for private equity placement. During 2012 the Company entered into a dispute with the investment bank. The Company contends that the investment bank retained more than the fee allowed by the contract on the sale of equity securities (the “Closings”) that took place during the period April 2011 through December 2011. At December 31, 2012, the Company believes they are owed $195,400 from the investment bank relating to excess fees withheld from the Closings. Due to the uncertainty surrounding the recoverability of the funds from the investment bank the company has recorded an allowance of $195,400 against the receivable. This amount has been recorded as stock issuance costs, preferred stock in the statement of stockholders equity. If the company wins the dispute and actually recovers the funds it will be recorded to additional paid in capital.

Note 7 – Notes Payable

In October 2010 the Company executed a promissory note in the principal amount of $50,000.

The note had the following terms:

●	Maturing on January 15, 2011
●	Non-interest bearing
●	Unsecured

F-13

Versant Corporation and Subsidiaries

December 31, 2012 and 2011

(A development Stage Company)

Notes to the Consolidated Financial Statements

The Company is currently in default on this note.

Debt under this obligation at December 31, 2012 and 2011 is as follows:

	December 31, 2012	December 31, 2011

Notes payable	$50,000	$50,000
Less: Current maturities	(50,000)	(50,000)
Notes payable, net of Current maturities	$-	$-

Note 8 – Related Party Transactions

(A)	Accounts Payable – Related Party

As of December 31, 2012 and 2011 the Company had accounts payable due to board members and companies owned by board members of $200,759 and $38,284. During the period April 8, 2010 through December 31, 2012, management and board members have been loaning money to the Company, paying expenses on behalf of the Company and deferring consulting fees.

(B)	Related Party Consulting Services

The Company incurred consulting expenses to a company that is owned by a board member in the amounts of $150,000, $150,000 and $300,000, during the years ended December 31, 2012 and 2011 and for the period April 8, 2010 through December 31, 2012 respectively.

(C)	Deposit for acquisition of Related Party

The Company paid $25,000 as a deposit for the acquisition of STL Marketing Group, Inc. (“STLK”). In February 2013, the Company completed the merger with STLK. See Note 14.

(D)	Due to Related Party

During the year ended December 31, 2012, the Company loaned a related party $16,706 to cover operating expenses. Subsequent to December 31, 2012, the Company entered into a share exchange with this related party. The loan is non-interest bearing and unsecured. The balance on the loan at December 31, 2012 was $16,706.

(E)	Notes Payable – Related Parties

During the period October 1, 2010 to December 31, 2012, the Company executed various promissory notes to related parties in the aggregate principal amount of $95,428.

The notes had the following range of terms:

●	Maturing in3 months to 1 year;
●	Non-interest bearing
●	Unsecured
●	Default interest rate at 6%, per annum;

During 2012 and 2011, the Company repaid $7,933 and $10,296, respectively leaving a balance of $76,874 and $49,329 at December 31, 2012 and 2011, respectively

The Company is currently in default on several of these notes.

F-14

Versant Corporation and Subsidiaries

December 31, 2012 and 2011

(A development Stage Company)

Notes to the Consolidated Financial Statements

Debt under these obligations at December 31, 2012 and 2011 is as follows:

	December 31, 2012	December 31, 2011

Notes payable	$76,874	$49,329
Less: Current maturities	(76,874)	(49,329)
Notes payable, net of Current maturities	$-	$-

Note 9 – Retirement Plan

401(k)

The Company provided a 401(k) employee savings and retirement plan (the “Plan”). The Plan covered all employees who have completed six months of consecutive service with 160 hours monthly or have completed one year of service. The Company matched 100 percent of a participant’s elective deferrals that do not exceed 3 percent of the participant’s compensation, plus 50 percent of the participant’s elective deferrals that exceed 3 percent of the participant’s compensation, but do not exceed 5 percent of the participant’s compensation. Total contributions by the Company to the Plan were $4,650, $7,699, and $12,349 for the years ended December 31, 2012 and 2011 and for the period April 8, 2010 (inception) through December 31, 2012, respectively.

Note 10 – Foreign Operations

Costa Rica

Operations outside the U.S. include subsidiaries in Costa Rica. Foreign operations are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and restrictions on currency exchange. These subsidiaries are still in the development stage and have not generated any revenues.

Results of operations for the Company’s Costa Rica Subsidiary are translated from the local (functional) currency to the U.S. dollar using month-end exchange rates during the period, while assets and liabilities are translated at the exchange rate in effect at the reporting date. Resulting gains or losses from translating foreign currency financial statements are recorded as other income (loss), if any. Foreign currency transaction gains (losses) resulting from the exchange rate fluctuations on transactions denominated in a currency other than the Colon are included in earnings. The consolidated financial statements of the Company’s Costa Rica subsidiary are prepared using the U.S. dollar as the functional currency. As a result, the transactions of those operations that are denominated in foreign currencies are re-measured into U.S. dollars and any resulting gains or losses are included in earnings. Net foreign currency transactions gains (losses) were immaterial during the period April 8, 2010 (inception) through December 31, 2012.

Note 11 – Stockholders Deficit

Preferred Stock

The issuance of preferred stock during the year ended December 31, 2011 is summarized in the table below:

	Quantity of Shares	Valuation	Range of Value per Share
Transaction Type
Preferred Stock, Class A, 10% non-cumulative, issued for cash	1,800,000	$732,001	$0.41
Total	1,800,000	$732,001	$0.41

The Company did not issue preferred stock during the period April 8, 2010 through December 31, 2010.

F-15

Versant Corporation and Subsidiaries

December 31, 2012 and 2011

(A development Stage Company)

Notes to the Consolidated Financial Statements

Common Stock

The issuance of common stock during the period April 8, 2010 (Inception) through December 31, 2012 is summarized in the table below:

	Quantity of Shares	Valuation	Range of Value per Share
Transaction Type
Common Stock, Class B, issued for cash	200,000	$200,000	$1.00
Common Stock, Class B, issued for services	3	219,000	$73,000
Common stock, Class X, issued to founders for services	1,000	1,000	$1.00
Common stock, Class X, cancelled original founders shares	(1,000)	(1,000)	$1.00
Common stock, Class X, reissued to founders (See Note 14)	6,000,000	1,000	$0.0002
Total	6,200,003	$420,000	0.0002–73,000

Note 12 – Income Tax Provision

Deferred Tax Assets

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, Management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2012 and 2011.

The U.S. federal statute of limitations for assessment of income tax is currently open for the years ended December 31, 2009 - 2012 In certain circumstances, the U.S. federal statute of limitations can reach beyond the standard three-year period. State statutes of limitations for income tax assessments vary from state to state.

At December 31, 2012, the Company has a net operating loss carry-forward, of approximately $1,354,000, available to offset future taxable income expiring through 2032.

The valuation allowance at December 31, 2012 was $460,540. The net change in valuation allowance during the year ended December 31, 2012 and 2011 was an increase of approximately $213,000 and an increase of approximately $240,000, respectively.

Significant deferred tax assets at December 31, 2012 and 2011 are as follows:

	December 31, 2012	December 31, 2011
Gross deferred tax assets
Net operating loss carry-forward	$460,540	$247,242

Total deferred tax assets	460,540	247,242
Less: valuation allowance	(460,540)	(247,242)
Deferred tax asset – net	$-	$-

There was no income tax expense for the years ended December 31, 2012 and 2011 and for the period April 8, 2010 (inception) through December 31, 2012 due to the Company’s net losses.

Note 13 – Commitments and Contingencies

Agreements with Placement Agents and Finders

In April 2011, the Company engaged, a Costa Rican investment bank, as its exclusive agent to advise the Company on the structuring of corporate openness and equity placement with the following terms:

●	To assist the Company in connection with a best efforts private placement of up to $9.5 million of the Company’s equity and/or debt securities

●	Compensation – a fee in an amount equal to 5% of the aggregate gross proceeds raised

A former principal member of the board of directors of the Company is an employee of the investment bank.

F-16

Versant Corporation and Subsidiaries

December 31, 2012 and 2011

(A development Stage Company)

Notes to the Consolidated Financial Statements

During the year ended December 31, 2011 the Company paid the investment bank fees of $262,000. The Company is disputing $195,400 of these fees. (See Note 6)

Operating Leases

On November 1, 2010, the Company began leasing office space in Colorado Springs. The lease has a three year term. Monthly rent begins at $568 per month and increases over the term of the lease. The Company is also responsible for paying a share of the landlord’s property operating costs.

On February 19, 2011, the Company began leasing a multi use space in Costa Rica. The lease has a three year term. Monthly rent begins at $1,800 per month and increases over the term of the lease.

On October 1, 2011, the Company began a virtual office lease. The lease had a one year term and renews automatically. Monthly rent is $199 per month.

Rent expense amounted to $39,832, $36,295 and $77,708 for the years ended December 31, 2012, 2011 and the period from April 8, 2010 (inception) through December 31, 2012, respectively and was included in selling, general and administrative expenses in the consolidated statements of operations.

Future minimum lease payments under these non-cancelable operating leases are approximately as follows:

Years Ending December 31,
2013	$36,243
2014	2,100
2015	-
2016	-
2017	-
Total	$38,343

Litigations, Claims and Assessments

The Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. Other than the litigation with the Costa Rican Investment Bank, as discussed in Note 6, the Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Note 14– Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were available to be issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent events to be disclosed as followed:

Reverse Recapitalization

On February 4, 2013, the Company completed a reverse merger with STL Marketing Group, Inc. (“STLK”), a then public corporation, and the Company became the surviving corporation, in a transaction treated as a reverse recapitalization. STLK did not have any operations.

F-17

Versant Corporation and Subsidiaries

December 31, 2012 and 2011

(A development Stage Company)

Notes to the Consolidated Financial Statements

The transaction also requires a recapitalization of the Company. Since the Company acquired a controlling interest, it was deemed the accounting acquirer, while STLK was deemed the legal acquirer. The historical financial statements of the Company are those of the Company and of the consolidated entities from the date of recapitalization and subsequent.

In connection with the recapitalization, all issued and outstanding shares of preferred and common stock were cancelled. Versant then issued 7,500,000 shares of Series B common stock to STLK. As a result, 100% of the control was transferred to STLK resulting in a change in control. For financial reporting purposes; Versant became an operating subsidiary of STLK

F-18

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

3.1	Amended and restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 10 registration statement filed with the Securities and Exchange Commission on July 30, 2013)

3.2	By-Laws (incorporated by reference to Exhibit 3.2 to the Company’s Form 10 registration statement filed with the Securities and Exchange Commission on July 30, 2013)

10.1	Employment Agreement, dated October 15, 2012 by and between the Company and Jose Quiros (incorporated by reference to Exhibit 10.1 to the Company’s Form 10 registration statement filed with the Securities and Exchange Commission on July 30, 2013)

10.2	Employment Agreement, dated October 15, 2012 by and between the Company and Jaime L. Kniep (incorporated by reference to Exhibit 3102 to the Company’s Form 10 registration statement filed with the Securities and Exchange Commission on July 30, 2013)

10.3	Letter of Intent with SIEPAC (including English translation) (incorporated by reference to Exhibit 10.3 to the Company’s Form 10 registration statement filed with the Securities and Exchange Commission on December 9, 2013)

10.4	Letter of Interest from CNFL (incorporated by reference to Exhibit 10.4 to the Company’s Form 10 registration statement filed with the Securities and Exchange Commission on July 30, 2013)

10.5	Letter of Interest from Ex-Im Bank (incorporated by reference to Exhibit 10.5 to the Company’s Form 10 registration statement filed with the Securities and Exchange Commission on July 30, 2013)

23.1*	Audit Consent of RRBB, dated March 28, 2014

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith.

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SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 28, 2014	STL MARKETING GROUP, INC.

	By:	/s/ Jose P. Quiros
Name: Jose P. Quiros Title: Chief Executive Officer

29